UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) Of The

Securities Exchange Act Of 1934

(Amendment No.     )

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A. O. Smith Corporation

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11270 West Park Place

Milwaukee, WI 53224

March 5, 2015

DEAR FELLOW A. O. SMITH STOCKHOLDER:

I am pleased to invite you to our Annual Meeting of Stockholders of A. O. Smith Corporation, to be held at the A. O. Smith McBee Plant, 25589 Highway 1, McBee, South Carolina, on Tuesday, April 14, 2015, at 8:00 a.m., Eastern Daylight Time. At this meeting, you will be asked to vote to elect directors, approve the compensation of our named executive officers by advisory vote, ratify the appointment of our independent registered public accounting firm, and consider any other business that may properly come before the meeting.

The attached Notice of 2015 Annual Meeting of Stockholders and Proxy Statement describe the business we will conduct at the Annual Meeting.

Whether or not you will be able to attend the Annual Meeting in person, it is important that you vote your shares. This year we are furnishing our proxy materials over the Internet, as allowed by the Securities and Exchange Commission rules. Accordingly, on March 5, 2015, we mailed a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners as of February 17, 2015. This Notice contains instructions for our stockholders’ use of this process, including how to access our Proxy Statement and Annual Report and how to vote on the Internet. On the date of mailing of the Notice, all stockholders and beneficial owners will have the ability to access all of the proxy materials on the website referred to in the Notice. These proxy materials will be available free of charge.

The Notice of Internet Availability of Proxy Materials contains instructions to allow you to request copies of the proxy materials to be sent to you by mail. The proxy materials sent to you will include a Proxy Card that will provide you with instructions to cast your vote on the Internet, a telephone number you may call to cast your vote, or you may complete, sign and return the Proxy Card by mail.

You are cordially invited to attend the Annual Meeting of Stockholders in person. Even if you choose to attend in person, you are encouraged to review the proxy materials and vote your shares in advance of the meeting. Your vote is important, and we appreciate your taking the time to vote promptly.

Sincerely,

Ajita G. Rajendra

Chairman, President and Chief Executive Officer

March 5, 2015

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

The 2015Annual Meeting of Stockholders of A. O. Smith Corporation will be held at the A. O. Smith McBee Plant, 25589 Highway 1, McBee, South Carolina on Tuesday, April 14, 2015, at 8:00 a.m., Eastern Daylight Time, for the following purposes:

(1)	To elect our Board of Directors;

(2)	To hold an advisory vote to approve the compensation of our named executive officers;

(3)	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

(4)	To consider and act upon such other business as may properly come before the Annual Meeting.

Stockholders of record as of February 17, 2015, are entitled to vote at the Annual Meeting. The list of stockholders entitled to vote at the meeting will be available at our offices at 11270 West Park Place, Milwaukee, Wisconsin, as of March 24, 2015, for examination by stockholders for purposes related to the meeting.

Whether or not you plan to attend the meeting, we encourage you to vote your shares. You may vote your shares over the Internet or via the toll-free telephone number, as we describe in the accompanying materials and the Notice of Internet Availability of Proxy Materials. As an alternative, if you received a paper copy of the Proxy Card by mail, you may sign, date and mail the Proxy Card in the envelope provided. No postage is necessary if mailed in the United States. Voting over the Internet, via the toll-free number or mailing a Proxy Card will not limit your right to vote in person or to attend the Annual Meeting.

By Order of the Board of Directors,

James F. Stern

Executive Vice President,

General Counsel and Secretary

A. O. Smith Corporation

11270 West Park Place

Milwaukee, WI 53224

PROXY STATEMENT FOR 2015 ANNUAL MEETING

PROXY STATEMENT

2015 ANNUAL MEETING

GENERAL INFORMATION

This Proxy Statement is furnished to stockholders of A. O. Smith Corporation in connection with the solicitation by its Board of Directors of proxies for use at the Annual Meeting of Stockholders of our company to be held on April 14, 2015, at 8:00 a.m., Eastern Daylight Time (EDT), at the A. O. Smith McBee Plant, 25589 Highway 1, McBee, South Carolina.

Under rules of the Securities and Exchange Commission, or “SEC”, we are furnishing proxy materials, which include our Proxy Statement and Annual Report, to our stockholders over the Internet and providing a Notice of Internet Availability of Proxy Materials by mail. You will not receive a printed copy of the proxy materials unless you request to receive these materials in hard copy by following the instructions provided in the Notice of Internet Availability of Proxy Materials. Instead, the Notice of Internet Availability of Proxy Materials will instruct you how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you how you may submit your proxy via telephone or the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

The company is mailing the Notice of Internet Availability of Proxy Materials on or about March 5, 2015, to each stockholder at the holder’s address of record.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on April 14, 2015: The Notice of 2015 Annual Meeting of Stockholders, this Proxy Statement and our 2014 Annual Report are also available at www.proxydocs.com/aos.

Record Date

The record date for stockholders entitled to notice of and to vote at the meeting is the close of business on February 17, 2015 (the “Record Date”). As of the Record Date, we had issued 13,218,662 shares of Class A Common Stock, par value $5 per share, 13,153,472 shares of which were outstanding and entitled to one (1) vote each for Class A Common Stock directors and other matters. As of the Record Date, we had issued 82,135,134 shares of Common Stock, par value $1 per share, 76,268,914 shares of which were outstanding and entitled to one (1) vote each for Common Stock directors and one-tenth (1/10th) vote each for other matters.

Class Voting for Directors

Under our Amended and Restated Certificate of Incorporation, as long as the number of outstanding shares of our Common Stock is at least 10% of the aggregate number of outstanding shares of our Class A Common Stock and Common Stock, the holders of the Class A Common Stock and holders of the Common Stock vote as separate classes in the election of directors. The holders of our Common Stock are entitled to elect, as a class, 33 1/3% of our entire Board of Directors, rounded up to the next whole director, and the holders of our Class A Common Stock are entitled to elect the remainder of the Board. The holders of our Class A Common Stock have the right to elect the remainder of the directors of the Board pursuant to the preceding sentence as long as the number of outstanding shares of our Class A Common Stock is 12.5% or more of the aggregate number of outstanding shares of our Class A Common Stock and Common Stock. Stockholders are entitled to one (1) vote per share in the election of directors for their class of stock.

Quorum

A majority of the outstanding shares entitled to vote must be represented in person or by proxy at the meeting in order to constitute a quorum for purposes of holding the Annual Meeting. The voting by stockholders at the meeting is conducted by the inspectors of election. Abstentions and broker non-votes, if any, are counted as present in determining whether the quorum requirement is met.

Required Vote

Directors are elected by a plurality of the votes cast, by proxy (whether by Internet, telephone or mail) or in person, with the holders voting as separate classes. This means that the nominees who receive the greatest number of votes cast are elected as directors. Consequently, any shares that are not voted, whether by abstention, broker non-votes or otherwise, will have no effect on the election of directors.

For all other matters considered at the meeting, both classes of stock vote together as a single class, with the Class A Common Stock entitled to one (1) vote per share and the Common Stock entitled to one-tenth (1/10th) vote per share. The proposal to approve the compensation of our named executive officers by advisory vote and the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm will be approved if a majority of the votes present or represented at the meeting are cast in favor of the matter. Abstentions will have the same effect as a vote “against” but, because shares held by brokers will not be considered entitled to vote on matters as to which the beneficial owners withhold authority, a broker non-vote will have no effect on the vote.

Cost of Soliciting Proxies

The cost of soliciting proxies, including preparing, assembling and mailing the Proxy Statement, form of proxy and other soliciting materials, as well as the cost of forwarding such material to the beneficial owners of stock, will be paid by us, except for some costs associated with individual stockholders’ use of the Internet or telephone. In addition to solicitation by mail, directors, officers, regular employees and others may also, but without compensation other than their regular compensation, solicit proxies personally or by telephone or other means of electronic communication. We may reimburse brokers and others holding stock in their names or in the names of nominees for their reasonable out-of-pocket expenses in sending proxy materials to principals and beneficial owners.

How to Vote

Via the Internet – Stockholders can simplify their voting by voting their shares via the Internet as instructed in the Notice of Internet Availability of Proxy Materials. The Internet procedures are designed to authenticate a stockholder’s identity to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. Internet voting for stockholders of record is available 24 hours a day and will close at 12:00 p.m. (CDT) on April 13, 2015.

By Telephone – Stockholders can vote their shares by a toll-free number on the enclosed Proxy Card or in the voting instruction form sent by their broker, bank or other agent. Telephone voting for stockholders of record is available 24 hours a day and will close at 12:00 p.m. (CDT) on April 13, 2015.

By Mail – Stockholders of record who have received a paper Proxy Card may vote by completing, signing and dating their Proxy Card and mailing it in the pre-addressed envelope. Proxy Cards submitted by mail must be received by April 13, 2015 for your shares to be voted. Stockholders who hold shares beneficially in street name and received a voting instruction form from their broker, bank or other agent, may vote by completing, signing and dating the instruction form provided by the broker, bank or other agent and mailing it in the pre-addressed envelope provided.

If you vote via the Internet, by telephone or by mailing a Proxy Card, we will vote your shares as you direct. For the election of directors, you can specify whether your shares should be voted for all or some of the nominees for director listed or you may withhold your vote from all or some of the nominees for director. With respect to the proposal to approve the compensation of our named executive officers by advisory vote, and the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, you may vote “for” or “against” any proposal or you may “abstain” from voting on any proposal.

If you submit a proxy via the Internet, by telephone or by mailing a Proxy Card without indicating your instructions, we will vote your shares consistent with the recommendations of our Board of Directors as stated in this Proxy Statement specifically in favor of our nominees for directors, in favor of approving the compensation of our named executive officers, and in favor of the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. If any other matters are properly presented at the Annual Meeting for consideration, then our officers named on your proxy will have discretion to vote for you on those matters. As of the date of the Notice of 2015 Annual Meeting of Stockholders, we knew of no other matters to be presented at the Annual Meeting.

At the Annual Meeting – Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker or other agent that holds your shares giving you the right to vote the shares and bring such proxy to the Annual Meeting.

Revocation of Proxies

You may revoke your proxy at any time before the Annual Meeting by delivering written notice of revocation or a duly executed proxy bearing a later date to the Corporate Secretary of our company or by attending the meeting and voting in person.

Stockholders Sharing the Same Address

SEC rules permit us to deliver only one copy of a single set of proxy materials to multiple stockholders sharing the same address. Upon written or oral request, we will promptly deliver a separate copy of our Annual Report and/or this Proxy Statement to any stockholder at a shared address to which a single copy of each document was delivered. Stockholders may notify our company of their requests by calling or writing Patricia K. Ackerman, Vice President, Investor Relations and Treasurer, A. O. Smith Corporation, P.O. Box 245008, Milwaukee, Wisconsin 53224-9508; (414) 359-4130.

PRINCIPAL STOCKHOLDERS

The following table shows persons who may be deemed to be beneficial owners (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of more than 5% of any class of our stock. Unless otherwise noted, the table reflects beneficial ownership as of December 31, 2014.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Class A Common Stock	Smith Family Voting Trust[1] 11270 West Park Place Milwaukee, WI 53224	12,570,600		95.56%

Common Stock	FMR LLC Edward C. Johnson 3d Abigail P. Johnson 245 Summer Street Boston, MA 02210	7,349,115	[2]	9.62%

Common Stock	Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	5,934,280	[3]	7.76%

Common Stock	State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	4.844,432	[4]	6.30%

Common Stock	BlackRock Inc. 40 East 52nd Street New York, NY 10022	4,492,683	[5]	5.90%

[1]

The Smith Family Voting Trust (the “Voting Trust”) owned 12,570,600 shares of Class A Common Stock and 1,042,050 shares of Common Stock as of December 31, 2014. Pursuant to our Amended and Restated Certificate of Incorporation, Class A Common Stock is convertible at any time at the option of the holder into Common Stock on a share-for-share basis. As a result, a holder of shares of Class A Common Stock is deemed to beneficially own an equal number of shares of Common Stock. However, to avoid overstatement of the aggregate beneficial ownership of both classes of our outstanding capital stock, the shares of Class A Common Stock listed in the table do not include shares of Common Stock that may be acquired upon the conversion of outstanding shares of Class A Common Stock. The trustees of the Voting Trust are Bruce M. Smith, Arthur O. Smith (who is the uncle of Bruce M. Smith) and Robert L. Smith (who is the brother of Bruce M. Smith). The trustees do not have beneficial ownership of shares of Class A Common Stock or Common Stock owned by the Voting Trust. The Voting Trust has sole voting power, exercised by a majority of the three trustees, with respect to shares in the Voting Trust. Whenever beneficiaries of the Voting Trust possessing trust interests representing in the aggregate at least 75% of all the votes represented in the Voting Trust direct the sale of shares in the Voting Trust, the trustees must make the sale. If the trustees unanimously authorize a sale of shares in the Voting Trust, with the written consent of beneficiaries of the Voting Trust possessing trust interests representing in the aggregate a majority of all of the votes represented in the Voting Trust, the trustees may make the sale. The Voting Trust will exist until April 23, 2039, and thereafter for additional 30-year renewal periods unless earlier terminated by a vote of beneficiaries holding 75% or more of the votes in the Voting Trust or by applicable law.

[2]

Based on the Schedule 13G FMR LLC, Edward C. Johnson 3d and Abigail P. Johnson filed with the Securities and Exchange Commission on February 13, 2015. Edward C. Johnson 3d, Abigail P. Johnson and FMR LLC, through its control of Fidelity Management & Research Company, have sole power over 249,468 shares, and sole dispositive power over 7,349,115 shares.

[3]

Based on the Schedule 13G/A Vanguard Group, Inc. filed with the SEC on February 11, 2015. Vanguard Group, Inc. has sole voting power over 51,513 shares, sole dispositive power over 5,889,667 shares and shared dispositive power over 44,613 shares.

[4]

Based on the Schedule 13G State Street Corporation filed with the SEC on February 11, 2015. State Street Corporation, together with its subsidiaries, has shared voting power and shared dispositive power over 4,844,432 shares.

[5]	Based on the Schedule 13G/A BlackRock Inc. filed with the SEC on February 2, 2015. BlackRock Inc. has sole voting power over 4,231.651 shares and sole dispositive power over 4,492,683 shares.

Information on beneficial ownership is based upon Schedules 13D or 13G filed with the SEC and any additional information that any beneficial owners may have provided to us.

ELECTION OF DIRECTORS

Ten directors are to be elected to serve until the next succeeding Annual Meeting of Stockholders and thereafter until their respective successors are duly elected and qualified. Owners of Common Stock are entitled to elect four directors, and owners of Class A Common Stock are entitled to elect the six remaining directors.

It is intended that proxies we are soliciting will be voted for the election of the nominees named below. Proxies will not be voted for a greater number of persons than the ten nominees named below. All nominees have consented to being named in this Proxy Statement and to serve if elected. If any nominee for election as a director shall become unavailable to serve as a director, then proxies will be voted for such substitute nominee as the Board of Directors may nominate.

Set forth below is information regarding the business experience of each nominee for director that has been furnished to us by the respective nominees for director. Each nominee has been principally engaged in the employment indicated for the last five years unless otherwise stated. Also set forth below for each nominee for director is a discussion of the experience, qualifications, attributes or skills that led to the conclusion that the nominee should serve as a director.

NOMINEES – CLASS A COMMON STOCK

RONALD D. BROWN – Chief Operating Officer, The Armor Group, Inc.

Mr. Brown, 61, has been a director of our company since 2001. He is the Chairperson of the Personnel and Compensation Committee and a member of the Nominating and Governance Committee of the Board. Mr. Brown joined the Armor Group, Inc. in 2013 as chief operating officer. The Armor Group, Inc. is a certified woman-owned corporation which manufactures equipment and products, and provides related services to a variety of industrial markets, including beverage and food service, medical, power generation, automobile, and military. From 2009 until May 2014, Mr. Brown was managing director of Taft Business Consulting, LLC, a consulting group affiliated with the law firm of Taft Stettinius & Hollister, LLP, which provides advisory services on a range of business issues. From 2010 to 2013, Mr. Brown served as chief financial officer of Makino, Inc., a privately-held global metalworking technologies company. Prior to that, Mr. Brown was chairman and chief executive officer of Milacron Inc. from 2001 to 2008, and president and chief operating officer of Milacron Inc. from 1999 through 2001. He joined Milacron Inc. in 1980. Milacron is a supplier of plastic processing and metalworking fluid technologies; the company filed for bankruptcy in 2009. Mr. Brown also serves on the Board of Zep Inc., where he is Chairman of the Compensation Committee and a member of the Nominating and Corporate Governance Committee, and joined the James Advantage Funds in 2014 as a trustee, where he serves on its Audit Committee.

Mr. Brown’s experience as chief executive officer and chairman of a publicly held company provides valuable insight for us as to the issues and opportunities facing our company. Further, he has international and manufacturing experience with the Armor Group, and in his previous position at Milacron. Like our company, the Armor Group has a manufacturing plant in Asia and, like us, Milacron faced the challenge of competing against foreign manufacturers and operated international manufacturing plants, particularly in Asia. In addition, Mr. Brown has experience as a chief financial officer and a corporate attorney. His legal background makes him well-suited to address legal and governance requirements of the SEC and New York Stock Exchange, both as Chairperson of the Personnel and Compensation Committee and as a member of our Nominating and Governance Committee.

PAUL W. JONES – Retired Executive Chairman of the Board, A. O. Smith Corporation

Mr. Jones, 66, has been a director of our company since 2004. He is a member of the Investment Policy Committee of the Board. He was executive chairman of the board from 2013 until his retirement in April, 2014. Mr. Jones served as chairman of the board and chief executive officer from 2011 to 2012; chairman of the board, president and chief executive officer from 2006 to 2011; and president and chief operating officer from 2004 to

2005. Prior to joining A. O. Smith, he was chairman and chief executive officer of U.S. Can Company, Inc. from 1998 to 2002. He previously was president and chief executive officer of Greenfield Industries, Inc. from 1993 to 1998 and president from 1989 to 1992. Mr. Jones has been a director of Federal Signal Corporation since 1998, where he chairs the Nominating and Governance Committee and is a member of the Compensation and Benefits Committee; a director of Integrys Energy Group, Inc. since 2011, where he chairs the Financial Committee and is a member of the Audit Committee; and a director of Rexnord Corporation since December, 2014, where he is a member of the Nominating and Governance Committee and the Compensation Committee. He also was a director of Bucyrus International, Inc. from 2006 until its acquisition by Caterpillar, Inc. in 2011, and chaired its Compensation Committee.

Mr. Jones has extensive leadership experience as chief executive officer and chairman, both at our company and previously at U.S. Can and Greenfield Industries. He brings to our company this diverse background as the leader of a world-class manufacturing company. He is experienced in managing the operational activities of a large business and providing overall direction for a complex corporation like ours. Further, Mr. Jones is and has been a director of several other publicly-traded companies, and shares his insights as to best practices from those experiences.

AJITA G. RAJENDRA – Chairman, President and Chief Executive Officer.

Mr. Rajendra, 63, has been a director of our company since 2011. He is a member of the Investment Policy Committee of the Board. Mr. Rajendra became chairman, president and chief executive officer in April, 2014. Mr. Rajendra previously served as president and chief executive officer in 2013, and as president and chief operating officer of the company from 2011 to 2012. Mr. Rajendra joined the company as president of A. O. Smith Water Products Company in 2005, and was named executive vice president of the company in 2006. Prior to joining the company, Mr. Rajendra was senior vice president at Kennametal, Inc., a manufacturer of cutting tools, from 1998 to 2004.

Mr. Rajendra also serves on the board of Donaldson Company, Inc., where he is a member of the Audit Committee and Human Resources Committee, and on the board of Timken Company, where he serves on the Audit and Compensation Committees. Further, Mr. Rajendra was a director of Industrial Distribution Group, Inc. from 2007 until its acquisition by Eiger Holdco, LLC in 2008.

Mr. Rajendra’s extensive manufacturing and international experience, and service to our company as our president and chief executive officer and in various other senior executive positions, brings to the Board knowledge and insight as to our company’s global operations and a thorough understanding of our products and markets. Further, Mr. Rajendra has other experience as a director of other publicly-traded companies.

MATHIAS F. SANDOVAL – Former Chief Executive Officer & President, Phelps Dodge International Corporation and Former Executive Vice President, General Cable Corporation.

Mr. Sandoval, 54, has been a director of our company since 2010. He is a member of the Personnel and Compensation Committee and the Nominating and Governance Committee. Mr. Sandoval was chief executive officer and president of Phelps Dodge International Corporation from 2001 to 2012 and executive vice president of its parent company, General Cable Corporation, where he was chief executive officer and president of General Cable’s Rest of World segment, from 2007 to 2012. He began his 28-year career in the wire and cable industry as a process engineer in Phelps Dodge’s Costa Rican operation and held numerous executive management positions at Phelps Dodge, including general manager of the Honduras-based business, president of the Venezuelan operations, vice president of the Global Aluminum Business Segment, and vice president of the Global Energy Segment. General Cable Corporation is a leader in the development, design, manufacture, marketing and distribution of copper, aluminum and fiber optic wire and cable products for the energy, industrial, specialty and communications markets. Since July, 2013, Mr. Sandoval has been advising the executive group of Grupo Terra, a privately held diversified investment company with significant operations in Central and South America in the energy, oil, infrastructure, retail and real estate development sectors.

Mr. Sandoval brings to our Board the insights of an operating president with a publicly-traded manufacturing company larger than our own. He also has extensive operating and manufacturing experience, as well as broad international experience, particularly in regions where our company has focused its growth plans. Further, he has prior board experience as a member of numerous Phelps Dodge boards, including two international publicly-traded companies. As an added benefit, he brings diversity to our Board.

BRUCE M. SMITH – Chairman of the Board of Managers and Former Chief Executive Officer, Smith Investment Company LLC; Former Chairman of the Board, President and Chief Executive Officer, Smith Investment Company.

Mr. Smith, 66, has been a director of our company since 1995. He is the Chairperson of the Investment Policy Committee and a member of the Personnel and Compensation Committee and the Nominating and Governance Committee of the Board. He was elected president of Smith Investment Company Inc. (“SICO”) in 1993, and served as chairman and chief executive officer of SICO from 1999 until its merger with our company in 2009. Shares of our Class A Common Stock and Common Stock were SICO’s principal asset and represented a controlling position in our company until the merger. Mr. Smith was a director of SICO from 1983 to 1988 and from 1991 to 2009. From 2009 until his retirement in 2012, Mr. Smith also was chief executive officer of Smith Investment Company LLC, an entity that holds all of the assets and liabilities of SICO (other than our Class A Common Stock and Common Stock owned by SICO until the merger). Since 2009, Mr. Smith has been chairman of the board of managers of Smith Investment Company LLC. He was also chief executive officer of Berlin Industries LLC, which was engaged in multicolor printing and related services, from 1996 until its sale in 2011. Further, Mr. Smith is one of three trustees of the Smith Family Voting Trust, which holds a controlling position in the stock of our company. Mr. Smith is a first cousin of Mark D. Smith, also a director of our company. Mr. Smith’s daughter, Alexandra Smith, worked with our company in an entry-level human resources position from 2013 until February 2015. Roger S. Smith, brother of director Bruce M. Smith, is a long-standing employee of our company who splits his time between his non-executive position as director-community affairs and at the A. O. Smith Foundation, a charitable organization.

Mr. Bruce Smith has executive level experience in handling the operational activities of SICO, with its diverse businesses. Further, he has practical experience gained through his participation on the board of SICO prior to its merger into our company. Based on his employment with our company earlier in his career and his role as a director for more than 20 years, Mr. Smith is knowledgeable of company history and understands our long-term strategic and tactical plans. Mr. Smith is a member of the Smith family, which holds a controlling interest in the stock of our company.

MARK D. SMITH – Business Manager, Strattec Security Corporation.

Mr. Smith, 53, has been a director of our company since 2001. He is a member of the Audit Committee of the Board. He has served as a product business manager for Strattec Security Corporation since 1997. Strattec Security Corporation designs, develops, manufactures and markets mechanical locks and keys, electronically enhanced locks and keys, steering column and instrument panel ignition lock housings, latches, and related access control products for major automotive manufacturers. Mr. Smith is a first cousin of Bruce M. Smith, also a director of our company.

Mr. Mark Smith is experienced in managing the operations of a manufacturing business, both at Strattec and previously with our company. Further, an important aspect of his position at Strattec is managing key customer relationships, and he brings this orientation to his service on our Board. Mr. Smith is also a member of the Smith family, which holds a controlling interest in the stock of our company.

NOMINEES – COMMON STOCK

GLOSTER B. CURRENT, JR. – Retired Vice President Corporate Affairs and Assistant to the Chief Executive Officer, Northwestern Mutual Life Insurance Company.

Mr. Current, 69, has been a director of our company since 2007. He is a member of the Audit Committee of the Board. Mr. Current retired from Northwestern Mutual Life Insurance Company (“NML”) in 2009 as vice president corporate affairs and assistant to the chief executive officer. He previously served as vice president of policy owner services at NML from 2006 to 2007 and as vice president, corporate planning when he joined the company in 2003. NML is the nation’s largest direct provider of individual life insurance. Prior to joining NML, he was vice president and chief marketing officer of Lincoln Financial Group from 1995 to 2003.

Mr. Current is proficient in risk management matters, having spent his career in the insurance and banking industries. With his risk management background, he serves on the Audit Committee of our Board. Further, based on his executive responsibilities at NML, Mr. Current brings a focus on customer service to our Board. Mr. Current also has strategic planning experience, both at NML and in his earlier career. In addition, Mr. Current has demonstrated leadership as a director of a non-profit organization, and as chairman of its Nominating and Governance Committee. As an added benefit, Mr. Current brings diversity to our Board.

WILLIAM P. GREUBEL – Retired Chief Executive Officer and Director, Wabash National Corporation.

Mr. Greubel, 63, has been a director of our company since 2006. He is the Chairperson of the Nominating and Governance Committee and a member of the Personnel and Compensation Committee of the Board. Mr. Greubel was the chief executive officer of Wabash National from 2002 to 2007, and has held various director positions with Wabash National, including chairman and executive director, until his retirement as a director in 2009. Wabash National is one of the leading manufacturers of semi-truck trailers in North America, specializing in the design and production of dry freight vans, refrigerated vans, flatbed trailers, drop deck trailers, and intermodal equipment. Mr. Greubel previously was chief executive officer of Accuride Corporation from 1998 until 2002 and president from 1994 until 1998. Mr. Greubel served as a director of Wabash National from 2002 to 2009 and of privately-held Utilimaster Corp. from 2002 to 2009.

Mr. Greubel is an experienced chief executive officer, having held this leadership position at Wabash National and Accuride Corporation. By virtue of this role, he has demonstrated his capability to effectively oversee the overall direction of a publicly-traded company, and to manage a large manufacturing company like ours. Mr. Greubel’s experience and guidance in managing corporate restructuring and change in a large organization have been important to our acquisition integration activities.

IDELLE K. WOLF – Retired President, Barnes Distribution.

Ms. Wolf, 62, has been a director of our company since 2005. She is a member of the Audit Committee of the Board. Ms. Wolf was president of Barnes Distribution from 2006 to 2007 and vice president of Barnes Group Inc. from 2000 to 2007. She previously was president of Barnes Distribution North America from 2004 through 2005. She joined Barnes Group Inc. as vice president and as chief operating officer of Barnes Distribution in 2000. Barnes Distribution is a leading distributor of maintenance, repair, operating and production supplies with distribution centers in North America, Europe and Asia.

Ms. Wolf has extensive executive level financial and operating experience. She is a Certified Public Accountant with audit experience, and has a thorough knowledge and understanding of generally accepted accounting principles and auditing standards, and how they apply to budgeting and financial reporting systems. Accordingly, Ms. Wolf serves on our Audit Committee and is qualified as an audit committee financial expert under SEC regulations. Ms. Wolf also adds a distribution orientation to our Board, with a thorough understanding of distribution issues and opportunities on a worldwide basis. As an added benefit, Ms. Wolf brings diversity to our Board.

GENE C. WULF – Retired Director and Executive Vice President, Bemis Company, Inc.

Mr. Wulf, 64, has served as a director of our company since 2003. He is the Chairperson of the Audit Committee of the Board. Until his retirement in 2011, Mr. Wulf served as executive vice president of Bemis

Company, Inc., where he was responsible for integration of acquisitions, as well as global corporate strategy and information technology. He previously was senior vice president and chief financial officer of Bemis Company, Inc. from 2005 to 2010; was vice president, chief financial officer and treasurer of Bemis Company, Inc., from 2002 through 2005; and was vice president and controller from 1998 to 2002. He also served as a director of Bemis Company, Inc. from 2006 until his retirement in 2011. Bemis Company, Inc. is one of the largest flexible packaging companies in the Americas.

Mr. Wulf is proficient in developing and managing a broad-based financial function and is familiar with financial analytics used to measure business performance in a manufacturing company. He has a thorough knowledge and understanding of generally accepted accounting principles and auditing standards, and how they should be applied to budgeting and financial reporting systems. Based on his experience as a chief financial officer of a public company, he shares his insights as to the best practices at companies like ours. With his strong financial background, Mr. Wulf serves on our Audit Committee and, further, meets the SEC definition of an audit committee financial expert. In addition, he has provided a practical orientation with respect to the business consolidation that our company has undertaken over the last several years.

GOVERNANCE OF OUR COMPANY

The Board of Directors

Our business is managed under the direction and oversight of the Board of Directors, who are elected by the stockholders. Directors meet their responsibilities by participating in meetings of the Board of Directors and Board Committees on which they sit, through communication with our Chairman and Chief Executive Officer and other officers and employees, by consulting with our independent registered public accounting firm and other third parties, by reviewing materials provided to them, and by visiting our offices and plants. During 2014, the Board held seven meetings, including two telephonic meetings. The Committees of the Board of Directors held a total of 22 meetings, including seven meetings that were conducted telephonically. All directors attended at least 75% of the meetings of the Board and Committees on which they served during 2014. Although we have no formal policy on director attendance, all directors attended our 2014 Annual Meeting of Stockholders.

The non-management directors of the Board met in executive session without management present five times in 2014. The lead director who presides at such meetings rotates on an annual basis among the chairpersons of the following Committees in the following order: Audit Committee, Nominating and Governance Committee, Personnel and Compensation Committee and Investment Policy Committee. The lead director from April 2014 to April 2015 was Gene C. Wulf, the Chairperson of the Audit Committee. For 2015, the Nominating and Governance Committee designated William P. Greubel, the Chairperson of the Nominating and Governance Committee, as the lead director from April 2015 to April 2016. Any party wishing to communicate with the lead director may send correspondence to the Lead Director, c/o James F. Stern, Corporate Secretary, A. O. Smith Corporation, 11270 West Park Place, P.O. Box 245008, Milwaukee, Wisconsin 53224-9508.

Director Independence and Financial Literacy. The Smith Family Voting Trust has the power to elect a majority of our Class A Directors, who make up a majority of the Board. As of December 31, 2014, the Smith Family Voting Trust directly or beneficially owned 95.56% of Class A Common Stock and therefore 95.56% of voting power with respect to the election of the Class A Directors. Since the Board is composed of six Class A Directors and four Common Stock Directors, the Smith Family Voting Trust effectively exercises control over voting power for the election of our directors, and therefore, we are a “controlled company” under the New York Stock Exchange (“NYSE”) rules. As a controlled company, under NYSE rules, we may choose to not have a majority of independent directors or compensation or governance committees consisting solely of independent directors. Notwithstanding our status as a controlled company, the Board has not elected to exercise the “controlled company” exemption in any respect because, as described below, we have a Board in which a majority of our members consist of independent directors, and all members of the Audit Committee, Personnel and Compensation Committee and Nominating and Governance Committee are independent.

As described in the Corporate Governance Guidelines available on our website, www.aosmith.com, we apply the NYSE rules to determine director independence. The Nominating and Governance Committee annually evaluates the independence of each director and makes recommendations to the Board. As part of this process, the Committee evaluates any related party transactions disclosed by directors in the detailed Directors’ and Officers’ Questionnaires completed annually by each director. No transactions were above the reporting threshold for related party transactions under SEC rules. In making its recommendations, the Committee also applied the NYSE rules and evaluated any other legal, accounting and family relationships between directors and our company.

The Committee and the Board considered that Bruce Smith’s daughter, Alexandra Smith, who worked with us in an entry-level position in the Human Resources Department, was subject to the same terms and conditions as other salaried employees and earned less than the threshold amount. The Committee and the Board also considered that director Bruce M. Smith’s brother, Roger S. Smith, has been a long-standing employee in a non-executive capacity. He splits his time between the Company and the A. O. Smith Foundation, a charitable organization, and is subject to the same terms and conditions of employment as other salaried employees. Further, the Committee and the Board considered that Bruce M. Smith serves as chairman of the board of managers of Smith Investment Company, LLC and, until May 31, 2012, had been its chief executive officer. During 2014, we provided office space, group insurance coverage and other miscellaneous services to Smith Investment Company LLC, for which we have been reimbursed $7,173. The Committee and the Board concluded that each of the foregoing relationships was not a material relationship for governance purposes and did not affect Mr. Bruce M. Smith’s independence.

Further, the Board and the Committee considered that Ronald D. Brown is a director of Zep Inc., from which one manufacturing facility purchased less than $3,000 of certain cleaning supplies in arm’s-length transactions, and until his May, 2014 resignation, was a managing director of Taft Business Consulting, LLC, which is affiliated with the law firm of Taft Stettinius & Hollister, LLP, which defended one lawsuit on our behalf. Legal fees paid in connection with this matter prior to his resignation were less than the reporting threshold. Mr. Brown was not involved in the retention of this law firm, nor in the management of the lawsuit. The Committee and Board determined that this relationship was immaterial for governance purposes and did not affect the independence of Mr. Brown.

The Board has determined that Messrs. Brown, Current, Greubel, Sandoval, Bruce M. Smith, Mark D. Smith and Wulf and Ms. Wolf meet the NYSE independence requirements. Mr. Jones is considered a non-management director following his retirement from the Company in April 2014. Mr. Rajendra is considered a management director by virtue of his current position as executive officer of our company.

The Board recognizes that the NYSE rules require financial literacy of Audit Committee members only. Notwithstanding that, as a best practice, the Board has reviewed the qualifications and experience of its members and determined that each director is financially literate within the meaning of the NYSE rules.

Board Information and Stockholder Communications. We are committed to making our corporate governance information accessible to stockholders and other interested parties. Accordingly, on our website, www.aosmith.com, under the “Investors” heading, and then “Governance” subheading, we have published the A. O. Smith Corporation Guiding Principles, Financial Code of Ethics, and Stockholder Contacts to Communicate with Directors. Likewise, under “Investors,” “Governance,” and then “Board of Directors,” we have available a list of the Board of Directors and the Charters for the Audit, Investment Policy, Nominating and Governance, and Personnel and Compensation Committees. Further, under the “Board Committees and Charters” subheading, we have Committee Assignments, Corporate Governance Guidelines, and Criteria for Selecting Board of Director Candidates. Finally, SEC filings, including our Form 10-K, Form 10-Q, Form 8-K, Proxy Statement and Section 16 filings, are available for review on this website under the heading “Investors,” and then “SEC Filings” subheading. Stockholders may also request that these documents be mailed by sending their request to the address provided below.

We encourage communication with our directors. Any interested party may communicate with a particular director, all directors, non-management or independent directors as a group or the lead director by mail or courier addressed to him/her or the entire Board in care of the Corporate Secretary at the following address:

c/o James F. Stern, Corporate Secretary

A. O. Smith Corporation

11270 West Park Place

P.O. Box 245008

Milwaukee, WI 53224-9508

The Corporate Secretary will forward this communication unopened to the addressed director.

Compensation Committee Interlocks and Insider Participation. The members of the Personnel and Compensation Committee are Ronald D. Brown, William P. Greubel, Mathias F. Sandoval and Bruce M. Smith. No member of this Committee serves as a member of a board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Personnel and Compensation Committee.

Procedure for Review of Related Party Transactions. Potential conflicts of interest must be approved in advance, including related party transactions reportable under SEC rules, or related to the Smith family, in accordance with our Corporate Governance Guidelines. We have a detailed code of conduct, the A. O. Smith Corporation Guiding Principles, which applies to all employees, officers and directors, and specifically addresses conflicts of interest. There has been no waiver of the code of conduct, requested or granted, for any directors or officers. Further, the Corporate Governance Guidelines provide the procedure for review of related party transactions reportable under SEC rules, with approval by the Nominating and Governance Committee required if any such transaction involves a director, executive officer, or his/her immediate family members. Other than the matters identified in “Director Independence and Financial Literacy,” each of which was reviewed by the Nominating and Governance Committee and the Board and determined to not be material, there have been no related party transactions.

Potential Director Candidates. The Nominating and Governance Committee will consider any candidate recommended by stockholders, directors, officers, third-party search firms and other sources for nomination as a director. The Committee considers the needs of the Board and evaluates each director candidate in light of, among other things, the candidate’s qualifications. All candidates’ minimum qualifications are identified in the Corporate Governance Guidelines and the Criteria for Selecting Board of Director Candidates, both of which can be found on our website by clicking on “Investors,” then “Governance,” followed by “Board Committees and Charters.” To summarize, all candidates should be independent and possess substantial and significant experience which would be of value to our company in the performance of the duties of a director. Recommended candidates must be of the highest character and integrity, free of any conflicts of interest, have an inquiring mind and vision, and possess the ability to work collaboratively with others. Each candidate must have the time available to devote to Board activities and be of an age that, if elected, the candidate could serve on the Board for at least five years before reaching the mandatory retirement age, which is 72, absent a waiver approved by the Board. Finally, we believe it appropriate for certain key members of our management to participate as members of the Board, while recognizing that a majority of independent directors must be maintained at all times. All candidates will be reviewed in the same manner, regardless of the source of the recommendation. Although not part of any formal policy, our goal is a balanced and diverse Board, with members whose skills, background and experience are complimentary and, together, cover the spectrum of areas that impact our business.

A stockholder recommendation of a director candidate must be received no later than the date for submission of stockholder proposals. Please see the section of this proxy entitled, “Date for Stockholder Proposals.” The recommendation letter should be sent by mail to the Chairperson, Nominating and Governance Committee, c/o James F. Stern, Corporate Secretary, A. O. Smith Corporation, 11270 West Park Place, P.O. Box 245008, Milwaukee, Wisconsin 53224-9508.

The recommendation letter must, at a minimum, provide the stockholder’s name, address, the number and class of shares owned; the candidate’s biographical information, including name, residential and business address, telephone number, age, education, accomplishments, employment history (including positions held and current position), and current and former directorships; and the stockholder’s opinion as to whether the stockholder recommended candidate meets the definitions of “independent” and “financially literate” under the NYSE rules. In addition, the recommendation letter must provide the information that would be required to be disclosed in the solicitation of proxies for election of directors under federal securities laws. The stockholder must include the candidate’s statement that he/she meets these requirements and those identified on our website; is willing to promptly complete the questionnaire required of all officers, directors and candidates for nomination to the Board; will provide such other information as the Committee may reasonably request; and consents to serve on the Board if elected.

Board Committees

The Board of Directors has delegated some of its authority to Committees of the Board. There are four standing Committees: the Audit Committee, the Personnel and Compensation Committee, the Investment Policy Committee, and the Nominating and Governance Committee. Each is discussed below.

Audit Committee. The Audit Committee consists of four members who meet the independence and financial literacy requirements of the NYSE and the SEC. The Audit Committee’s duties include appointing the firm that will act as our independent registered public accounting firm. The Audit Committee’s duties and responsibilities are set forth in its Charter, which has been approved by the Board of Directors and is available on our website. The Board of Directors has determined that Ms. Wolf and Mr. Wulf qualify as “audit committee financial experts” as defined by the SEC. The Audit Committee met eleven times during 2014, with seven of those meetings being telephonic. The Report of the Audit Committee is included as part of this Proxy Statement.

Personnel and Compensation Committee. The Personnel and Compensation Committee is responsible for establishing and administering our compensation and benefit plans for officers, executives and management employees, including the determination of eligibility for participation in such plans. It determines the compensation to be paid to officers and certain other selected executives, and evaluates the performance of the chairman and chief executive officer in light of established goals and objectives. As it deems appropriate, the Committee may retain independent consultants to provide recommendations as to executive compensation. The Committee reviews the recommendation of the Nominating and Governance Committee concerning any conflicts involving such consultants and makes a determination as to the independence prior to their retention. The Committee also directs the senior vice president—human resources and public affairs to prepare computations for its consideration, and considers recommendations of the chief executive officer as to compensation of executives other than the chief executive officer. The Personnel and Compensation Committee’s duties and responsibilities are set forth in its Charter, which has been approved by the Board and is available on our website. The Committee consists of four directors, all of whom are independent under NYSE rules and have been determined to be independent of any conflict with respect to the Committee’s compensation consultant. The Committee held four meetings during 2014. The Personnel and Compensation Committee Report is included as part of this Proxy Statement.

Investment Policy Committee. The Investment Policy Committee is responsible for establishing investment policy and certain other matters for all of our qualified retirement plans. The responsibilities and duties of the Investment Policy Committee are set forth in its Charter, which has been approved by the Board and is available on our website. The Committee consists of three members. The Investment Policy Committee held four meetings during 2014.

Nominating and Governance Committee. The Nominating and Governance Committee oversees our governance processes and procedures, assists the Board in identifying qualified candidates for election as Board members, and establishes and periodically reviews criteria for selection of directors. This Committee reviews our company’s and the Board Committees’ structures to ensure appropriate oversight of risk. Further, the Committee provides direction to the Board as to the independence, financial literacy and financial expertise of directors, and the composition of the Board and its Committees. As part of its responsibilities, the Committee reviews the independence of consultants to the Personnel and Compensation Committee and makes recommendations to the Personnel and Compensation Committee as to their independence. The Committee also is responsible for reviewing and making recommendations to the Board as to director compensation. The responsibilities and duties of the Nominating and Governance Committee are set forth in its Charter, which has been approved by the Board and is available on our website. The Committee consists of four members, all of whom are independent under the NYSE rules. The Nominating and Governance Committee met three times during 2014. The Report of the Nominating and Governance Committee is included as part of this Proxy Statement.

The table below shows Committee membership and the number of meetings of the full Board and each Committee in 2014.

Name	Board	Audit	Personnel and Compensation	Investment Policy	Nominating and Governance
Ronald D. Brown	X		Chair		X

Gloster B. Current, Jr.	X	X

William P. Greubel	X		X		Chair

Paul W. Jones	X			X

Ajita G. Rajendra	Chair			X

Mathias F. Sandoval	X		X		X

Bruce M. Smith	X		X	Chair	X

Mark D. Smith	X	X

Idelle K. Wolf	X	X

Gene C. Wulf	Lead *	Chair

Number of Meetings – 2014	7	11	4	4	3
*	Lead director for the period of April 2014 – April 2015

Our Leadership Structure

A priority for our Board and its Committees has been the thoughtful and orderly transition of the chairman and chief executive officer position. This succession process was completed in 2014 when Paul W. Jones retired from his position as executive charman in April 2014 and Ajita G. Rajendra assumed the role of Chairman, in addition to his position as Chief Executive Officer and President, which he assumed in 2013. This structure completes a long planned and orderly succession process of our company leadership. As the end result of this process, we have a single strong leader who represents our company. This is the leadership structure that A. O. Smith has traditionally used and, we believe, benefits our stockholders, customers, employees, business partners and other key stakeholders by having a single well recognized and regarded leader. Mr. Jones continues to serve our company as a board member.

We recognize that the chairman position is held by an executive officer. However, we believe that the members of our Board and the four standing Board Committees provide appropriate oversight. In this regard, the Audit Committee oversees the accounting and financial reporting processes, as well as legal and compliance matters. The Personnel and Compensation Committee oversees the annual performance of our chairman and chief executive officer, as well as our executive compensation program. The Nominating and Governance Committee evaluates independence issues and monitors matters such as the composition of the Board and its Committees, Board performance and “best practices” in corporate governance. The Investment Policy Committee oversees our investments with respect to benefit plans. Each Committee is led by a chairperson other than the chairman and chief executive officer and, as discussed in more detail in this proxy, the entire Board of Directors is actively involved in overseeing our risk management. All together, we believe this framework strikes a sound balance with appropriate oversight.

Further, we have a lead director, who is an independent director and presides at meetings of all non-management directors in executive session. These meetings generally are held in conjunction with every regular Board meeting. In 2014, each in-person Board meeting included a non-management directors’ session. This allows directors to speak candidly on any matter of interest, without the chief executive officer or other managers present. In accordance with our Corporate Governance Guidelines, the role of lead director rotates on an annual basis, as opposed to a meeting-by-meeting rotation like some companies, to provide continuity in director oversight. We believe this structure provides consistent and effective oversight of our management and our company.

Our directors bring a broad range of leadership experience to the boardroom and regularly contribute to the thoughtful discussion involved in overseeing the affairs of our company. We believe all Board members are well engaged in their responsibilities, and all Board members express their views and are open to the opinions expressed by other directors. We do not believe that appointing an independent board chairman, or a permanent lead director, would improve the performance of the Board.

Consideration of Risk

Our Board is actively involved in overseeing our risk management. Operational and strategic presentations by management to the Board include consideration of the challenges and risks to our business, and the Board and management actively engage in discussion on these topics. Annually, the Board also reviews and discusses a report from management on risk issues, and also receives more detailed presentations on specific risk topics relevant to our company at three to four Board meetings each year. This report is compiled by senior management and approved by the chief executive officer.

In addition, each of our Board Committees considers risk within its area of responsibility. For instance, our Audit Committee asks management to address a specific critical accounting issue at most of its meetings, and considers the overall impact that the issue has on our financial position and risk profile. In addition, they discuss legal and compliance matters, and assess the adequacy of our risk-related internal controls. Further, the Audit Committee annually surveys the Board and management and, as part of the company’s Enterprise Risk Management Program, identifies specific risk topics that the Audit Committee directs be addressed in presentations to the full Board. Likewise, the Personnel and Compensation Committee considers risk and structures our executive compensation programs with an eye to providing incentives to appropriately reward executives for growth without undue risk taking. Each year, the Personnel and Compensation Committee also performs a risk assessment with respect to our executive compensation program. The Investment Policy Committee evaluates the risk and return of our investments and has retained a financial advisor to assist on such matters. The Nominating and Governance Committee annually reviews governance practices with respect to risk and oversight. Additionally, on an annual basis, the Nominating and Governance Committee reviews our company’s and Board Committees’ structures to ensure appropriate oversight of risk.

Further, our approach to compensation practices and policies applicable to employees throughout our organization is consistent with that followed for executives. In this regard, the Personnel and Compensation Committee analyzed our compensation and, among other things, concluded that no individual business segment carries a significant portion of our risk profile; has significantly different compensation structure from the others; pays compensation expenses as a significant percentage of its revenue, or varies significantly from the overall risk and reward structure of our company. Accordingly, we believe that risks arising from our operating environment and our incentive programs are not reasonably likely to have a material adverse effect on our company.

We benchmark our compensation and benefits packages at all levels of the organization no less than every other year. Base pay, bonus targets and long-term incentives are targeted to market median for each position. Most exempt salaried positions are eligible for participation in bonus programs. For employees in a corporate function, annual incentive programs are based upon attainment of the same Return on Equity targets as our executives. Annual incentive programs at our business segments are based upon attainment of financial and strategic objectives established and approved annually. A limited number of key managers are eligible to participate in a long-term incentive program that awards stock options and/or restricted stock units in varying amounts based upon position and market comparisons. However, awards normally are subject to at least three-year vesting periods. We feel this combination of base salary, bonus plans tied to critical financial measurements and long-term incentives with three-year vesting periods is balanced and serves to motivate our employees to accomplish our company objectives and retain key employees while avoiding unreasonable risk taking.

DIRECTOR COMPENSATION

Name[1]	Fees Earned or Paid in Cash ($)[2]	Stock Awards ($) [3,4]	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)[5]	Total ($)
Ronald D. Brown	$92,500	$110,012	—	—	—	$585	$203,097

Gloster B. Current, Jr.	85,500	110,012	—	—	—	636	196,148

William P. Greubel	92,500	110,012	—	—	—	209	202,721

Paul W. Jones	42,375	110,012				150	152,537

Mathias F. Sandoval	85,500	110,012	—	—	—	186	195,698

Bruce M. Smith	114,000	110,012	—	—	—	322	224,334

Mark D. Smith	85,500	110,012	—	—	—	387	195,899

Idelle K. Wolf	85,500	110,012	—	—	—	—	195,512

Gene C. Wulf	110,500	110,012	—	—	—	182	220,694

1	Mr. Rajendra, as an employee director, receives no compensation for his service as director. Mr. Jones likewise served as an employee director until his retirement in April 2014. Following his retirement, he is compensated like other directors for his Board service.

2	Includes amounts earned during 2014, even if deferred.

3	Reflects the grant date fair value of stock awards calculated in accordance with FASB ASC Topic 718. Directors receive a stock award of Common Stock as part of their annual retainer. On April 7, 2014, each director received a stock award worth $110,012, or 2,432 shares valued at $45.235 per share, which was the adjusted average of the high and low prices on the grant date rounded up to the next whole share. Mr. Brown has deferred his receipt of 19,373 shares until his separation from service as a director; Mr. Current has deferred his receipt of 29,778 shares until his separation from service as a director; Mr. Greubel deferred his receipt of 34,455 shares until January 1, 2014, when he commenced his distribution in 5 annual installments, and 2,455 shares until his separation from service as a director; Mr. Sandoval has deferred his receipt of 16,509 shares until his separation from service as a director; Mr. Bruce Smith has deferred his receipt of 18,931 shares until April 1, 2024, 3,985 shares until April 1, 2019, and 29,771 shares until his separation from service as a director; and Ms. Wolf has deferred her receipt of 4,347 shares until her separation from service as a director. Deferred stock holdings include dividends on deferred stock which are paid in the form of restricted stock units.

4	Each director had as of December 31, 2014, the following aggregate number of shares in connection with service as a director: Mr. Brown, 49,321; Mr. Current, 43,838; Mr. Greubel, 36,910; Mr. Jones, 2,432; Mr. Sandoval, 16,509; Mr. Bruce Smith, 60,633; Mr. Mark Smith, 52,542; Ms. Wolf, 37,189; and Mr. Wulf, 49,372. Please see the “Security Ownership of Directors and Management” Table for additional information.

5	None of the directors received perquisites or other personal benefits in an aggregate amount of $10,000 or more. We reimburse directors for transportation, lodging and other expenses actually incurred in attending Board and Committee meetings. We also provided incidental travel expenses associated for spouses who accompanied the director to one Board meeting, reflected above. Directors were responsible for their spouse’s airfare in connection with this travel.

The Nominating and Governance Committee of the Board of Directors is responsible for reviewing and making recommendations to the Board as to director compensation, which is reviewed annually in July. Non-employee directors are compensated in the form of cash and shares of Common Stock.

In 2014, the Committee reviewed its overall director compensation program in light of the responsibilities and time commitments expected of directors. As part of this process, the Committee considered a Towers Watson assessment of director compensation trends and other information concerning director compensation. After considering this information, the Committee elected to make only one change in 2014, to increase the director’s annual stock retainer from $94,000 to $110,000, which was effective as of the April, 2014 stockholders’ meeting.

Directors receive a cash annual retainer, paid quarterly, in the amount of $47,500, and an award of shares of Common Stock with a market value of $110,000 on the date of the award. The lead director receives an annual retainer of $20,000. Directors receive $2,500 for attendance at each Board meeting and the annual stockholders’ meeting, plus expenses, and $1,000 for each telephonic Board and Committee meeting. Each Personnel and Compensation Committee, Nominating and Governance Committee and Investment Policy Committee member receives an annual retainer of $3,000, with the chairperson of each receiving $10,000; Committee members also receive $2,500 per meeting, plus expenses. Each Audit Committee member receives an annual retainer of $5,000, with the chairperson receiving an annual retainer of $15,000; Committee members also receive $2,500 per meeting, plus expenses. Directors who are our employees are not compensated for service as directors or Committee members or for attendance at Board or Committee meetings.

The Board requires that every new director participate in a detailed orientation, including visits to our key operations. This encompasses a review of business and financial operations, meetings with business executives and others, and an overview of our corporate governance policies and procedures. New directors are paid $2,500 to compensate them for their time devoted to orientation matters.

The stock ownership requirement for directors is the two year average of all cash compensation received by the director, multiplied by five. Each director is required to acquire beneficial ownership of A. O. Smith Corporation Common Stock having an aggregate value equal to not less than five times the cash component of the annual retainer fee paid to the director within five years of (a) July 12, 2010 (policy effective date), or (b) his or her election as a new director, whichever is longer. All directors have met this requirement.

Certain directors have elected to defer the payment of their fees and receipt of Common Stock shares under the A. O. Smith Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan allows directors to defer all or a portion (not less than 25%) of their fees until a later date, but not later than the year in which the director ceases service as a director. Payments can be made in a lump sum or in not more than ten annual installments. Under this Plan Ms. Wolf and Mr. Current each deferred payment of certain director fees during 2014. This is handled as a bookkeeping entry, with gains and losses credited to the director’s account each month based on the director’s crediting election. The crediting election is used to designate the investment fund(s) as the basis for calculating the rate of return equivalent for the director’s account. The current funds available for a crediting election are: Principal Global Investors Money Market Division, PIMCO VIT Total Return Division, Principal LifeTime 2010 Division, Principal LifeTime 2020 Division, Principal LifeTime 2030 Division, Principal LifeTime 2040 Division, Principal LifeTime 2050 Division, Principal LifeTime 2060 Division, Principal LifeTime Strategic Income Division, Vanguard VIF Balanced Division, Edge Asset Management, Inc. Equity Income Division, MFS VIT Growth Division, Vanguard VIF Equity Index Division, American Century VP Mid Cap Value Division, Delaware VIP Small Cap Value Division, Janus Aspen Enterprise Division, Templeton Foreign VIP Division, A. O. Smith Stable Value Fund. Ronald D. Brown, Gloster B. Current, Jr., William P. Greubel, Mathias F. Sandoval and Bruce M. Smith have deferred receipt of their stock awards, which consequently are treated as restricted stock units. Dividends on stock which has been deferred as restricted stock units are also received in the form of restricted stock units based on the average of the high and low price of our Common Stock on the date of the dividend.

STOCK OWNERSHIP

Security Ownership of Directors and Management

The following table shows, as of December 31, 2014, the Class A Common Stock and Common Stock of our company and Common Stock options exercisable on or before February 27, 2015, beneficially owned by each director, each nominee for director, each named executive officer in the “Summary Compensation Table” and by all directors and executive officers as a group.

Name	Class A Common Stock[1,2]		Percent of Class A Common Stock	Common Stock[1,2]		Restricted Stock Units	Options Exercisable Within 60 Days	Percent of Common Stock
Ronald D. Brown	0		0	29,948		19,373	0	*
Gloster B. Current, Jr.	0		0	14,060		29,778	0	*
William P. Greubel	0		0	0		36,910	0	*
Paul W. Jones	0		0	174,428		93,100	226,667	*
John J. Kita	0		0	39,667		21,150	55,733	*
Mark A. Petrarca	0		0	39,990		11,550	12,800	*
Ajita G. Rajendra	0		0	166,020		56,450	206,967	*
Mathias F. Sandoval	0		0	0		16,509	0	*
Bruce M. Smith	226,982	[3]	1.73%	9,146	[4]	52,687	0	*
Mark D. Smith	120,101	[5]	*	71,770	[6]	0	0	*
James F. Stern	0		0	74,428		14,350	61,100	*
Kevin J. Wheeler	0		0	2,298		8,950	14,134	*
Idelle K. Wolf	0		0	32,842		4,347	0	*
Gene C. Wulf	0		0	49,372		0	0	*
All 23 Directors, Nominees and Executive Officers as a Group	347,083		2.64%	805,428		427,134	693,372	2.53%

*	Represents less than one percent.

1	Except as otherwise noted, all securities are held with sole voting and sole dispositive power.

2	Shares of Class A Common Stock are convertible on a share-for-share basis into shares of Common Stock at any time at the discretion of each holder. As a result, a holder of shares of Class A Common Stock is deemed to beneficially own an equal number of shares of Common Stock. However, to avoid overstatement of the aggregate beneficial ownership of both classes of our outstanding capital stock, the shares of Class A Common Stock listed in the table do not include shares of Common Stock that may be acquired upon the conversion of outstanding shares of Class A Common Stock. Similarly, the percentage of shares of Common Stock beneficially owned is determined with respect to the total number of outstanding shares of Common Stock, excluding shares of Common Stock that may be issued upon conversion of outstanding shares of Class A Common Stock.

3	Shares beneficially owned as a settler of a revocable family trust.

4	Included in this total are 7,946 shares that have been deferred and 1,200 shares that are beneficially owned as a settler of a revocable family trust.

5	Included in this total are 118,263 shares beneficially owned as a settler of a revocable family trust and 1,838 shares beneficially owned because they are held by his spouse.

6	Included in this total are 14,750 shares beneficially owned as a settler of a revocable family trust, 4,478 shares beneficially owned because they are held by his spouse and 52,542 shares held directly by Mark D. Smith.

Compliance with Section 16(a) of the

Securities Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Executive officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) Forms 3, 4 and 5 which they file.

Based solely on our review of the copies of such forms we received and written representations from certain reporting persons during fiscal year 2014, we believe that all filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners were met.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy

We believe that effective executive compensation programs are critical to our long-term success. We have developed compensation programs with the following objectives:

•	attracting and retaining world-class executives through a total compensation opportunity that is competitive within the various markets in which we compete for talent.

•

encouraging a pay-for-performance mentality by directly relating variable compensation elements to the achievement of financial and strategic objectives without encouraging undue risk taking. Incentive plans are designed to recognize and reward accomplishing individual goals, as well as our long-term objectives.

•	promoting a direct relationship between executive compensation and our stockholder interests.

Our long-term incentive opportunities link a significant portion of executive compensation to our performance through restricted stock unit and stock option awards. Executive officers also are expected to comply with established stock ownership guidelines which require acquisition and retention of specific levels of our Common Stock. Our view is that this stock ownership encourages executive performance but discourages executives from taking undue risk.

We believe executive total compensation opportunity should increase commensurate with responsibility and capacity to influence our results. Additionally, as responsibility and accountability increase, so should the portion of compensation which is at risk. Therefore, not only do base salaries increase with position and responsibility, but short-term and long-term incentive opportunities as a percentage of total compensation increase as well.

Our executive compensation package is designed to strike a balance between short-term cash compensation in the form of fixed salaries and variable annual incentive plans and long-term compensation in the form of cash-based performance units and equity awards with three-year vesting periods. For the chief executive officer, approximately 20% of 2014 total target compensation was comprised of base salary, with the remaining 80% being variable compensation dependent on our company performance. The variable compensation was divided so that approximately 20% of total target compensation was attributable to annual incentive bonus and approximately 60% was long-term incentive compensation. The Committee approved a long-term incentive plan for 2014, which targeted 66% of the chief executive officer’s long-term incentives, or approximately 40% of total compensation, as equity-based awards.

For the other named executive officers, approximately 30-40% of total target compensation was comprised of base salary, with the remaining 60-70% being based on our company performance. The only exception is Mr. Wheeler, for whom 70% of his variable pay is based on the profitability of his business unit, calculated based on Return on Performance Assets. The variable compensation is structured so that approximately 20-25% of total target compensation represents annual incentive bonus, with roughly 40-45% attributable to long-term incentive compensation. The Committee targeted 66% of the long-term incentives, or approximately 25-30% of total target compensation, as equity-based awards for those other named executive officers.

We believe this combination results in a competitive compensation package that provides an incentive for our executives to lead with a focus on short-term results, while positioning us for long-term sustained performance. With approximately 25-55% of their total compensation tied to equity awards, we believe the decisions of named executive officers are aligned with the best interests of our stockholders. We believe this combination of base pay, short- and long-term incentives supports our objectives of pay-for-performance, while mitigating the potential for undue risk taking because it ties a significant portion of the executive officer’s compensation to sustained, long-term performance.

We believe our compensation philosophy is appropriate and aligned with stockholders, as demonstrated by our stock performance. The following represents our company’s total stockholder return from 2010 to 2014. Despite a challenging economic climate, we reported solid diluted earnings per share from continuing operations of $2.28 for 2014. We maintained our focus on growing stockholder value and, as shown in the table below, our total stockholder return for 2010 to 2014 significantly exceeded the S&P Midcap 400 Index, and that of the Russell 1000 Index.

Comparison of Five-Year Cumulative Total Return

From December 31, 2009 to December 31, 2014

Assumes $100 Invested with Reinvestment of Dividends

Outside Consultants

Just as we compete for market share in highly competitive global markets, we compete for talent in equally competitive labor environments. In order to attract and retain critical leadership in these competitive environments, we strive to provide a comprehensive and competitive total compensation package. We utilize the resources of an independent compensation consultant to aid in establishing our programs and to monitor how they compare with the marketplace. Specifically, the Personnel and Compensation Committee (“PCC”) has retained Towers Watson, a leading global executive compensation consulting group, to advise the PCC on market trends relative to executive compensation, provide market data as requested and share input and views on issues being discussed by the PCC.

The PCC has sole authority to approve the independent compensation consultants’ fees and terms of engagement on executive compensation matters. The PCC annually reviews its relationship with Towers Watson to ensure its independence on executive compensation matters, taking into account the independence analysis and recommendation of the Nominating and Governance Committee (“NGC”). In making its recommendation, the NGC reviewed the independence of Towers Watson and the individual representatives of Towers Watson who served as the PCC’s advisors, considering the following specific factors: (i) other services provided to us by Towers Watson; (ii) fees paid by us to Towers Watson as a percentage of Towers Watson’s total revenue; (iii) policies and procedures maintained by Towers Watson that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual representatives of Towers Watson who advised the PCC and any member of the PCC; (v) any shares of our company’s common stock owned by the individual representatives; and (vi) any business or personal relationships between our executive officers and Towers Watson or the individual representatives.

We paid Towers Watson $42,939 of fees in 2014 for consulting services provided to the PCC regarding executive compensation matters. Management subscribes to various Towers Watson compensation databases. Additionally, management utilizes Towers Watson in various consulting capacities related to employee benefits programs and non-executive salaried employee compensation, as well as director compensation benchmarking. The following table sets forth the fees we paid to Towers Watson in 2014 for services other than those provided to the PCC.

Service	Fees
Management Compensation Surveys and Benchmarking	$19,800
Benefits Consulting Services	$256,333 paid through credits against commissions earned as broker for life and disability group insurance plans. 2014 year-end credit balance: $111,736
Director Compensation Assessment	$17,078

We understand that the Towers Watson personnel who provide advice to us on executive and director compensation matters are separate from and do not provide other compensation services to our company, nor do they serve as our account manager. Other Towers Watson personnel separately provide such other services. The PCC does not approve the services provided by Towers Watson outside the executive compensation advisory role to the PCC but is aware these services are provided.

The PCC concluded, based on the evaluation described above and recommendation from the NGC, that these non-executive compensation services performed by Towers Watson did not raise a conflict of interest or impair Towers Watson’s ability to provide independent advice to the PCC regarding executive compensation matters. The PCC’s conclusion was based on a representation letter provided by Towers Watson, the limited scope of the other services provided to us by Towers Watson, the small percentage of Towers Watson’s revenues represented by the fees paid by us, the separation within Towers Watson between its compensation consulting business and its other businesses, the absence of any conflicting relationships between the individual representatives of Towers Watson who provided advice to the PCC or Towers Watson, on the one hand, and members of the PCC or our executive officers, on the other, and review of director and executive officer responses to our annual Directors’ and Officers’ Questionnaire.

Benchmarking

We endeavor to benchmark our executive compensation against similarly situated executives in comparably sized organizations. We believe we compete for executive resources with other non-financial institutions across multiple industrial segments. With that in mind, our consultants utilize broad-based, general industry salary surveys and regress their data to organizations with $2.6 billion in revenues. We believe market median is an appropriate target for our total compensation program. We attempt to design both short- and long-term incentives to produce rewards in excess of median market levels when company performance is better than target. The PCC authorized Towers Watson to perform a detailed analysis of our executive compensation levels in 2014, as we have each year since 2010 because of market volatility.

As described below, the PCC asked Towers Watson to provide input on marketplace trends in executive compensation, and overall compensation and components of compensation for 12 executive positions. Each of the named executive officers was compared at the 50th percentile of market survey data.

We utilize Towers Watson because we believe its survey resources ensure consistent and statistically valid data that is representative of the market in which we compete for executive talent. Its database includes a broad array of approximately 1,000 companies. After eliminating financial services, health care and energy services, it used approximately 450 companies in the database when benchmarking our positions. We did not rely on a specific sub-group of peer companies within that database. In working with Towers Watson, we played no role in selecting the individual companies for which the data was obtained.

For 2014 compensation, Towers Watson performed a regression analysis to reflect base pay levels of an organization with $2.5 billion in revenue and reported its findings to the PCC in November 2013. Target bonus and long-term incentives, which are gathered as a percentage of competitive base salary, were determined from all companies in Towers Watson’s general industry database with revenues between $1 billion and $3 billion. Its comparison focused on overall compensation, as well as base salary, annual incentive bonus, equity awards and each of the other compensation elements discussed below. We believe its methodology provides appropriate comparisons by utilizing industrial companies of comparable size and referencing databases with comparable executive officer positions.

For 2014, the PCC targeted our overall compensation and benefits programs and each element of compensation at the median level of the surveyed companies. Since a number of variables can influence the relationship of an individual executive’s pay components to the survey median data, the PCC considers a range of 90% to 110% of median to be appropriate when reviewing total compensation. Although the PCC attempts to have each component of compensation in this target range, the PCC puts greater emphasis on achieving the target at the total compensation level. Variables considered include, but are not limited to, education, position tenure, previous experience, level of performance, additional responsibilities, and, as appropriate, recruitment considerations.

For 2015, we will compare ourselves to the market median of other companies with revenues of $2.6 billion.

Consideration of Stockholder Vote on Executive Compensation

At our 2014 annual meeting, our stockholders approved the compensation of our named executive officers by almost 99% of the votes cast, which is nearly identical to 2013. The PCC considered this vote when setting 2015 compensation levels for other executives and, as discussed below, made very few changes to the 2015 program.

Role of Executives in Compensation Decisions

The PCC annually reviews chief executive officer performance and makes recommendations regarding chief executive officer compensation for consideration by the full Board. For 2014, the PCC reviewed and made recommendations to the Board on the compensation of the chief executive officer. The chief executive officer is not present during discussions regarding his compensation, and does not play any role in determining his own compensation. As it deems appropriate, the PCC utilizes the Towers Watson compensation data and directs the senior vice president—human resources and public affairs to prepare computations for its consideration. With respect to other executives, the chief executive officer annually reviews performance and makes compensation recommendations to the PCC. The chief executive officer reviews compensation data provided by Towers Watson, consults with the senior vice president—human resources and public affairs, and considers the individual factors listed above before making his recommendations. The PCC can exercise its discretion to modify any recommended compensation to such executives.

Compensation Elements

The PCC takes a balanced approach to executive compensation. Our executive compensation package is comprised of several key components which are designed to work together to provide executives with a total compensation package that is competitive with industry norms. For 2014, total compensation included:

•	Annual Base Salary

•	Incentives

•	Short-Term – annual incentive bonus

•	Long-Term – restricted stock units, stock options and performance units

•	Benefits

•	Executive life insurance

•	Pension, 401(k) savings plan and post-retirement life insurance

•	Perquisite allowance

Each of these components of the executive compensation package is discussed below.

Base Salary

Base salary provides the executive with a consistent, market competitive stream of income on a semi-monthly basis. Absent unusual circumstances, we review base salary levels annually, with adjustments effective January 1. The chief executive officer considers each senior executive individually for base salary actions and recommends appropriate adjustments. The PCC annually evaluates the appropriate base salary for the chief executive officer, and reviews and approves his recommendations for the other named executive officers. When considering base salary increases, consideration is given to industry experience, individual performance, level of contribution, pay levels relative to market pay practices, as well as our overall financial condition. While the chief executive officer recommends compensation adjustments for the other named executive officers, his recommendations must be approved and authorized by the PCC. The chief executive officer and the PCC rely upon competitive survey data from Towers Watson and their own diverse experiences with executive compensation when making compensation decisions.

In reviewing and approving individual base salary adjustments for the named executive officers for 2014, the PCC relied upon salary data for comparable positions from the 2013 Towers Watson Executive Compensation Database, which was aged 3% to reflect anticipated market movement from the 2013 survey through year-end 2014. Effective January 1, 2014, the PCC authorized increases of 9.6% to Mr. Rajendra, 20% to Mr. Wheeler and 3.0% for Messrs. Kita, Stern and Petrarca.

In reviewing 2015 base salaries at its December 2014 meeting, the PCC approved increases in a range between 5% and16% for the named executive officers. Based upon input from Towers Watson, we believe that the 2015 base salaries for our named executive officers are in the aggregate approximately 102% of the projected market median. This is within our desired target range of 90% to 110%. Further, we anticipate market increase for base salaries to average 3% in 2015, which we took into account in determining 2014 salaries.

Name	2014 Base Salary	2014 Base Salary % to Market Median	January 1, 2015 Base Salary	2015 Base Salary % to Market Median
Ajita G. Rajendra	$932,000	100%	$980,000	105%

John J. Kita	497,000	103%	522,000	104%

James F. Stern	462,900	114%	486,000	104%

Mark A. Petrarca	399,500	106%	420,000	109%

Kevin J. Wheeler	360,000	84%	420,000	102%

Paul W. Jones[1]	283,333	Not Compared	n/a	n/a

[1]	Mr. Jones retired on May 1, 2014.

Executive Incentive Compensation

We include both annual and long-term incentives in our executive compensation package. The goal of our incentive plans is to focus executives on both short-term financial and strategic objectives, while ensuring their commitment to our long-term growth and stability. Our incentive plans tie financial awards to our financial and strategic success and the interests of our stockholders, and provide pay in addition to annual base salary when warranted by corporate financial performance.

Annual Incentive Compensation and Discretionary Bonuses

Each year, the PCC reviews and approves our financial objectives for both the company and its business units. The executive annual incentive bonus is tied to achieving those objectives. The better we perform relative to these objectives, the higher the incentive bonus payment.

The annual target incentive bonus typically is calculated as a percent of annual base pay as of January 1 of the performance year. The target percent for incentive compensation, like base salary, is determined through periodic benchmarking and review of the median level survey data provided by Towers Watson. Annual incentive compensation represents an “at risk” component of the executive compensation package. Actual incentive bonus amounts are dependent upon performance against specific measurements and, through 2014, may vary from 0% to 200% of targeted amounts.

As a general principle, the portion of an executive’s compensation tied to incentive compensation increases with the executive’s level of responsibility. Thus, the chief executive officer’s annual incentive opportunity is greater than that of the other named executive officers. We targeted an annual incentive opportunity for the chief executive officer at 100% of base pay in 2014 based upon Towers Watson survey data for comparably situated executives. The relationship of our incentive targets to market median comparisons is illustrated in the following table.

Name	2014 Target % of Base Salary	Target Incentive % to Market Median
Ajita G. Rajendra	100	100
John J. Kita	67	103
James F. Stern	67	108
Mark A. Petrarca	57	98
Kevin J. Wheeler	57	89
Paul W. Jones	100	Not Compared

The 2014 annual incentive plan for all corporate executives was based on achieving a target financial measure of 13.60% Return on Equity, which the PCC established at its February, 2014 meeting based upon historical performance, its assessment of the 2014 business plan, the competitive environment and overall performance objectives. Return on Equity is calculated by dividing net income by stockholder equity, adjusted to exclude certain extraordinary or nonrecurring items, as provided for in the 2014 annual incentive plan. We use Return on Equity as the basis for determining annual incentive compensation for corporate executives because we believe it represents a sound measure of our performance that is easily recognized and readily used by investors and that links executive performance to stockholder interests. For Mr. Wheeler, who is a business unit executive, we used two components: Return on Equity of 13.60% and business unit performance based on meeting an internal financial objective, Return on Performance Assets, at the business unit.

Return on Performance Assets is calculated by dividing the business unit’s operating earnings before interest and taxes by total business unit’s net assets excluding cash and equivalents, debt and income tax accounts. This calculation emphasizes asset optimization and, therefore, is a better indicator of return on our investment at the business unit level. Seventy percent (70%) of the incentive opportunity for Mr. Wheeler was contingent upon achieving the Return on Performance Assets financial goal, with the balance linked to our company achieving its Return on Equity goal.

We reported record earnings in 2014 and achieved 135.2% of the corporate Return on Equity incentive bonus target and 93.9% of the Return on Performance Assets target. Accordingly, the named executive officers were awarded incentive compensation bonuses set forth in the table below. In addition, the PCC may award discretionary bonuses it deems appropriate. During 2014, the PCC approved a discretionary bonus of $8,000 to Mr. Wheeler in consideration of the overall performance of the North America, India, Europe and Export business despite challenges in one market. This bonus is included in the amount reflected in the table below.

2014 Annual Incentive Awards and Discretionary Bonus

Name	Amount
Ajita G. Rajendra	$1,261,000
John J. Kita	451,000
James F. Stern	420,000
Mark A. Petrarca	308,000
Kevin J. Wheeler	227,000	[1]
Paul W. Jones	384,000

1	Includes $8,000 discretionary bonus.

Long-Term Incentive Compensation

Long-term incentive compensation consists of stock options, restricted stock units and performance units, all of which are focused on ensuring sustained performance over a multi-year period. We believe strongly that equity-based long-term incentives effectively link the interests of senior management to the interests of our stockholders. The allocation of total value between each of the long-term incentive components may vary from year-to-year based on our focus, as determined by the PCC. The long-term incentive portion of an executive’s compensation is “at risk” and is dependent upon corporate performance and growth in stock value.

The stated purpose of the Combined Incentive Compensation Plan, which is the vehicle for awarding long-term incentives, is to provide compensation as an incentive to induce key employees to remain in our employ and to encourage them to secure or increase their stock ownership in our company or to otherwise align their interests with our stockholders. The Combined Incentive Compensation Plan motivates behavior through growth-related incentives to achieve long-range revenue and profitability goals.

The total target value of all long-term incentive components is compared to comparable positions in the marketplace. Again, the PCC utilizes Towers Watson to assist in benchmarking against the median level of surveyed companies to determine market competitive long-term incentive targets for executive positions.

Based upon the analyses provided by Towers Watson in October 2014, long-term incentive grants to our named executive officers were valued in the aggregate at 96% of market median.

The following table shows long-term incentive grants to named executive officers in 2014, and compares such grants to market median.

Name	2014 Long-Term Incentives Target Value	% to October 2014 Market Median
Ajita G. Rajendra	$2,600,000	95%
John J. Kita	725,000	95%
James F. Stern	500,000	97%
Mark A. Petrarca	415,000	101%
Kevin J. Wheeler	500,000	105%
Paul W. Jones	2,000,000	Not Compared

Emphasis on Performance-Based Awards

Our consistent approach since 2008 is to structure our awards so that restricted stock units represent 33% of our long-term incentive awards, stock options 33%, and performance units 34%. All of these long-term awards are performance-based.

Restricted stock units entitle the executive to receive a share of Common Stock for each unit when the restricted stock unit vests. Restricted stock units are time-based, but have a minimum performance threshold based on Average Return on Equity that must be achieved in order to vest. The Average Return on Equity is calculated by dividing net income by stockholder equity, adjusted to exclude certain extraordinary and non-recurring items, averaged over the three-year vesting period. We use Average Return on Equity because we believe it represents a sound measure of our performance that is easily recognized and readily used by investors and that links executive performance to stockholder interest over the three-year performance period of the award. The value to the executive of restricted stock units is dependent upon the value of our Common Stock at the time of vesting. Restricted stock units are used to provide a combination of retention value and incremental performance incentives. For 2014, the minimum Average Return on Equity for restricted stock unit payouts was 5%.

Stock options granted through the Combined Incentive Compensation Plan are valued at fair market value on the day of the grant, which is calculated by averaging the high and the low trading prices of our Common Stock on the NYSE on the day of the grant. The value of options to an executive is entirely dependent upon the growth of our stock price over the option price. Under the terms of the Combined Incentive Compensation Plan, options may not be repriced once granted. Stock options are used to incent higher stock prices and incremental stockholder value creation, as no value is realized unless the stock price increases above the grant price.

The PCC elected to continue to use Return on Invested Capital as a percent of the Cost of Capital as the performance measure for performance units in 2014. We believe Return on Invested Capital represents a sound measure of how effectively executives manage capital. The goal is to achieve Return on Invested Capital as a percent of the Cost of Capital at or above 100%. Performing at this level means we are maintaining or creating additional stockholder value. We calculate Return on Invested Capital by taking net operating profit after taxes and dividing it by total capital. As with annual incentive compensation objectives, the PCC sets targets at levels that are difficult to achieve, but with the expectation they are attainable.

Performance units are valued at the time of grant at $100. Their value to the executive is dependent upon Return on Invested Capital performance as a percent of the Cost of Capital over a three-year vesting period. For 2014, the PCC continued the performance/payout relationship previously implemented for the 2013–2015 Performance Units. We must earn 100% Return on Invested Capital as a percent of the Cost of Capital during the measurement period in order for executives to achieve a minimum payout under the plan. At 100% performance, executives will earn 50% of their target value. Target value payouts will be earned at 181% performance over the course of the measurement period and a maximum payout of 200% of target will be earned should we return 362% Return on Invested Capital as a percent of the Cost of Capital between January 1, 2014 and December 31, 2016.

ROIC Achieved as a % of Cost of Capital	2014 Plan Payout
100%	50% - Minimum
181%	100% - Target
362%	200% - Maximum

Through December 2014, which includes one year of the three-year performance period, the performance units granted in February 2014 had an estimated value of approximately 137% of their target value. Through December 2014, which includes two years of the three-year performance period, the performance units granted in February 2013 had an estimated value of approximately 159% of their target value.

At target, the combined value of the three components of executive long-term incentives (stock options, restricted stock units and performance awards) should represent market median long-term incentive awards consistent with the Towers Watson survey. Based upon the PCC’s October 2014 analysis, target long-term incentives for our named executive officers compared to market median are reflected on the table on page 25.

Timing of Awards

Long-term incentive grants are awarded annually in February, shortly after earnings are released for the prior year. During its December, 2014 meeting, the PCC approved a resolution granting the Chief Executive Officer the authority to implement mid-year equity grants as they relate to senior management employee promotions and new hires in order to align them as quickly as possible to stockholder interests and to make equity adjustments if circumstances warrant. This authority does not include mid-year grants for executive officers.

Payout of 2012-2014 Performance Awards

Performance units awarded in February 2012 for the period 2012-2014 were paid in February 2015. These awards were based upon the Return on Invested Capital (“ROIC”) as a percent of the Cost of Capital for the three-year period (2012-2014). The units originally were valued at $100 per share. Based upon our performance during the measurement period, our ROIC exceeded the Cost of Capital by over 236%, which resulted in the units being paid out at $175.5 per share, which is the maximum payout for these performance units.

Payout of Special Award

In February 2011, the PCC awarded Mr. Stern up to a maximum of 8,250 performance-based restricted stock units, which would vest on January 1, 2014, if we achieved our targeted ROIC during the period of 2011 through 2013. The PCC granted the award to Mr. Stern to offset certain benefits he did not receive at the time of his hire and as an incentive for him to remain with our company and assist in achieving its performance objectives. Based upon the company’s ROIC performance during the measurement period, Mr. Stern earned the maximum number of restricted stock units. When adjusted for the 2-for-1 share split effective May 15, 2013, Mr. Stern received 16,500 shares in 2014.

Share Ownership Guidelines

We have developed share ownership guidelines requiring minimum levels of Common Stock accumulation and ownership, depending on the executive’s position. Current ownership guidelines applicable to current named executive officers are as follows:

Executive	Guideline
(Multiple of salary range midpoint)
Ajita G. Rajendra	5X
John J. Kita	3X
James F. Stern	3X
Mark A. Petrarca	3X
Kevin J. Wheeler	3X
Paul W. Jones	n/a

These ownership guidelines are targeted to be competitive with comparable positions in the marketplace. They also are intended to align executive interests with those of our stockholders. The PCC periodically monitors ownership guidelines to ensure they are consistent with the market, and makes adjustments as appropriate. Executives are expected to achieve these ownership guidelines within a reasonable period of time after becoming an executive at our company. Once achieved, the level of ownership must be maintained. Including granted but unvested restricted stock units, all current named executive officers are in compliance.

Consideration of Risk in Executive Compensation Plans

We believe our total compensation package mitigates unreasonable risk-taking by our senior executives. In this regard, we strike a balance between short-term and long-term cash and equity awards. A significant portion of our executives’ pay is linked to the achievement of financial goals directly aligned to stockholder interests: Return on

Equity and Return on Invested Capital as a percent of the Cost of Capital. The competitive annual incentive plan rewards executives for achieving short-term performance targets, which keeps them focused on day-to-day business fundamentals. On the other hand, our long-term cash and equity awards incent executives to take a long-term view of our company and to assume reasonable risks to develop new products, explore new markets and expand existing business.

Further, our executives are stockholders with established share ownership guidelines requiring them to acquire and hold A. O. Smith stock. Their stock grants vest over three-year periods so they are incented to build stockholder value over time. Their cash performance units also are subject to vesting over a three-year period and their payout is tied to Return on Invested Capital over the same period of time.

Our performance-based pay components are tied to company-wide results. We have implemented caps on our annual cash incentive plan and our long-term performance units. Our equity programs limit and define the number of shares, but the value of the award is determined by the stock market at the time they vest or are exercised, which we believe provides a strong connection with stockholder interests.

In 2014, the PCC reviewed the company’s annual and long-term incentive plans at the PCC’s July 2014 meeting. As a result of its review, the PCC concluded that our program is unlikely to place the company at material risk. In this regard, several of our current practices effectively mitigate risk and promote performance.

As part of this process, the PCC reviewed the risk assessment process conducted by Towers Watson at the PCC’s direction and discussed with Towers Watson any changes over the last year that could impact risk. The PCC concluded that no plan changes were implemented in 2014 that would affect the existing risk profile of any of the plans.

In addition, we have implemented an executive compensation reimbursement policy, requiring the executives to reimburse incentive compensation erroneously awarded in certain circumstances in the event of a material restatement, commonly called a “clawback.” We believe this policy, discussed in greater depth in the Section of the Compensation Discussion and Analysis entitled, “Executive Compensation Reimbursement Policy,” mitigates the risk of a financial restatement by ensuring that our executive officers continuously monitor and maintain the accuracy of our reported financial results.

Executive Life Insurance

The A. O. Smith Executive Life Insurance Plan is a program intended to provide income security for a named beneficiary in the event of death. The plan generally provides a market-competitive life insurance benefit equal to three times the executive’s annual base salary during employment and one times the annual base salary after retirement. We may at our discretion transfer ownership of the post-retirement policy equivalent to one times annual base salary to an executive upon retirement.

Executive Pension

We maintain a qualified defined benefit plan, the A. O. Smith Retirement Plan, for all eligible employees. In addition, we provide a supplemental executive pension program intended to provide income for an executive at the time of retirement based on earnings at the time of retirement and length of company service. The plans are consistent with our philosophy of providing competitive retirement benefits for all employees in order to attract and retain critical talent, as well as ensure a secure retirement for employees who contributed to our success over a sustained period of time. A detailed discussion of terms of the plans follows the “Pension Benefits” Table.

Effective January 1, 2010, we implemented a five-year sunset provision for our qualified defined benefit plan. As a result, participants stopped accruing benefits in the plan effective December 31, 2014. At its July 2010 meeting, the PCC decided to continue the existing supplemental executive retirement plan for all executives currently participating in the plan. Executives hired or promoted into a qualifying executive position after July 2010 do not participate in the existing supplemental executive retirement plan but will be eligible to participate in a defined contribution restoration plan that will provide a 3% contribution per year of pay (base plus bonus) based on pay above the Internal Revenue Service pay limit.

Defined Contribution Retirement Savings Plan

We have a 401(k) plan for all U.S. salaried employees, including the named executive officers. It provides a 100% match on the first 1% of employee savings and a 50% match on the next 5% of employee savings. We provide a company contribution under the A. O. Smith Nonqualified Deferred Compensation Plan to executives who contributed the maximum eligible tax-deferred employee contributions allowed by law to the 401(k) Plan. The amount of the company contribution to the executive under the Nonqualified Deferred Compensation Plan is the difference between the match the executive would have received without the restrictions placed on contributions to the 401(k) plan by the Internal Revenue Code and the actual match received under the 401(k) plan.

A discussion of the A. O. Smith Nonqualified Deferred Compensation Plan, under which executives may elect to defer all or part of their salary, annual incentive bonus or restricted stock units, follows the “Nonqualified Deferred Compensation” Table.

Executive Perquisites

We provide a perquisite allowance to our senior executives, paid semi-monthly. The PCC feels these perquisite allowances reflect current market practices and are an important element of the total compensation package which serves to attract and retain critical executive talent. Perquisite allowances for the named executive officers are:

Executive	Annual Allowance
Ajita G. Rajendra	$60,000
John J. Kita	40,000
James F. Stern	40,000
Mark A. Petrarca	35,000
Kevin J. Wheeler	35,000
Paul W. Jones	n/a

The perquisite allowance for Mr. Wheeler will increase from $35,000 to $40,000 effective January 1, 2015.

In addition to the perquisite allowance, executives may receive executive physicals, reimbursement for spousal travel to Board or executive meetings for business purposes, including, on an infrequent basis, spousal travel on the corporate aircraft for such meetings, occasional tickets to sporting events and other items of incidental value.

Executive Agreements

The named executive officers participate in the A. O. Smith Senior Leadership Severance Plan (the “Plan”), which protects executives financially in the event of employment termination in circumstances identified in the Plan, including a change in control of our company. These protections help to ensure that executives will remain focused on managing our company in the event of a pending change in control or other circumstances. Furthermore, this Plan provides a more attractive compensation package when recruiting key talent. Lastly, instead of negotiating individual separation arrangements upon a termination, the PCC can ensure consistent and equitable treatment for all executives.

The Plan provides each executive with a cash severance (represented as a multiple of their annual cash compensation), medical benefit continuation and outplacement services. Additionally, vesting of long-term incentive awards is accelerated in certain cases. To be covered by the Plan, an executive must sign a noncompete, nonsolicitation, assignment of inventions and confidentiality agreement. To receive these benefits, an executive must sign a release from future claims against our company. The Plan also provides for enhanced cash severance benefits upon a change in control, as discussed below.

Additionally, as an inducement to hire, Mr. Rajendra requested and was provided with a pension supplement which is described in more detail in the compensation tables and narrative section of this disclosure. This pension supplement was intended to replace benefits he forfeited in order to join us.

Tax Considerations

The PCC considers its primary goal to be the design of compensation strategies that further the economic interests of our company and stockholders. The PCC intends to deliver executive compensation programs in a manner that is tax-effective (for Section 162(m) and other purposes) for our company and employees to the extent practicable. In certain cases, the PCC may determine that the amount of tax deductions lost is insignificant when compared to the potential opportunity a compensation program provides for creating stockholder value. The PCC therefore retains the ability to pay appropriate compensation even if it may result in the nondeductibility of certain compensation.

Executive Compensation Reimbursement Policy

Beginning in year 2011, the PCC implemented a requirement that executive officers who receive payments of performance-based awards (annual or long-term incentive awards, stock-based awards, and any other form of cash or equity compensation other than salary) must, upon request of the PCC, reimburse us for those payments where, (1) the payments were based on the achievement of certain financial results during a specified performance period; (2) the financial results were subsequently subject to a material restatement; and (3) the restatement resulted from material noncompliance with financial reporting requirements under applicable laws. In those circumstances, we may obtain reimbursement, or “clawback,” of any amount by which the payment of the award to the executive officer exceeds the lower payment that would otherwise have been made to the executive officer based on the restated financial results. We will not seek reimbursement of payments of awards where the payment was made more than three years before the occurrence of the restatement or where the restatement applies to a period where the executive officer was not an executive officer of our company.

The PCC believes that implementing this reimbursement requirement for all awards issued under our various incentive plans, including our Combined Incentive Compensation Plan, is important to help ensure that our executive officers continuously monitor and maintain the accuracy of our reported financial results. Further, the PCC believes that this reimbursement requirement aligns our executive officers’ compensation with our interests in ensuring full compliance with financial reporting requirements to which we are subject as a public company. We believe the reimbursement requirement will further align our executive compensation programs with our core compensation philosophy and objectives by tying payments on performance awards and annual incentive compensation to actual achieved financial results of our company. This will further serve our long-term objective of aligning compensation of our executive officers with the interests of our stockholders.

SUMMARY COMPENSATION TABLE

The Summary Compensation Table reflects information concerning compensation awarded to, earned by or paid to our chief executive officer, chief financial officer and other named executive officers during fiscal years 2014, 2013, and 2012.

Name and Principal Position	Year	Salary ($)[1]	Bonus ($)	Stock Awards ($) [2]	Option Awards ($) [3]	Non-Equity Incentive Plan Compensation ($)[4]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[5]	All Other Compensation ($)[6]	Total ($)
Ajita G. Rajendra Chairman, President and Chief Executive Officer	2014 2013 2012	$932,000 850,000 576,800	0 0 0	$857,372 726,388 395,342	$857,672 727,102 396,486	$1,981,000 1,687,500 775,500	$1,900,662 1,082,667 668,942	$133,715 256,837 86,805	$6,662,421 5,330,494 2,899,875

John J. Kita Executive Vice President and Chief Financial Officer	2014 2013 2012	497,000 482,500 467,500	0 0 0	239,321 230,489 216,059	239,023 231,577 214,763	838,000 619,000 487,000	1,560,085 756,607 881,420	76,824 71,789 65,660	3,450,253 2,391,962 2,332,402

James F. Stern Executive Vice President, General Counsel and Secretary	2014 2013 2012	462,900 449,400 436,300	0 0 0	164,969 153,659 147,104	164,587 156,875 148,682	693,000 695,500 574,500	410,594 145,231 213,099	92,114 65,467 68,544	1,988,164 1,666,132 1,588,229

Mark A. Petrarca Senior Vice President, Human Resources and Public Affairs	2014 2013 2012	399,500 387,800 376,500	0 0 0	137,087 125,721 114,925	137,294 129,484 115,642	519,000 531,000 442,000	548,919 130,629 348,530	61,104 64,729 56,817	1,802,904 1,369,636 1,454,414

Kevin J. Wheeler Senior Vice President, President, North America, India, Europe and Export	2014	360,000	8,000	164,969	164,587	325,000	144,570	56,918	1,224,044

Paul W. Jones Executive Chairman	2014 2013 2012	283,333 850,000 1,030,000	0 0 0	999,105 998,784 988,355	999,928 1,001,011 989,564	1,777,000 2,880,000 2,538,500	472,540 914,224 1,162,448	106,653 163,397 181,550	4,638,559 6,807,416 6,890,417

[1]	Includes amounts earned in 2014, even if deferred.

[2]

The amounts included in the “Stock Awards” column are the aggregate grant date fair value of stock awards granted during a year calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 11 to our 2014 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

[3]

The amounts included in the “Option Awards” column are the aggregate grant date fair value of stock options granted during a year calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 11 to our 2014 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

[4]

Reflects the annual incentive bonus for 2014 and performance units for the period 2012 to 2014, which respectively for each named executive officer are as follows: Mr. Rajendra, $1,261,000 and $720,000; Mr. Kita, $451,000 and $387,000; Mr. Stern, $420,000 and $273,000; Mr. Petrarca, $308,000 and $211,000; Mr. Wheeler, $219,000 and $106,000; and Mr. Jones, $384,000 and $1,393,000.

[5]	Reflects the change in pension value for each named executive officer for 2014.

[6]	Additional information regarding other compensation as provided in the “Components of 2014 All Other Compensation” Table below.

COMPONENTS OF 2014 ALL OTHER COM PENSATION

Name	Company Contributions to Retirement and 401(k) Plans ($)[1]	Dividends on Restricted Stock and Stock Units ($)	Perquisite Allowance ($)[2]	Other ($)[3]	Total ($)
Ajita G. Rajendra	$32,620	$31,253	$60,000	$9,842	$133,715

John J. Kita	17,395	12,398	40,000	7,032	76,824

James F. Stern	16,202	31,673	40,000	4,239	92,114

Mark A. Petrarca	13,983	7,297	35,000	4,824	61,104

Kevin J. Wheeler	12,600	4,688	35,000	4,630	56,918

Paul W. Jones	9,917	59,535	20,000	17,201	106,653

[1]

Amounts shown are company 401(k) plan matching contribution and contribution to the A. O. Smith Nonqualified Deferred Compensation Plan. For 2014, each officer received a $9,100 company 401(k) plan matching contribution and the following Nonqualified Deferred Compensation Plan contributions: Mr. Rajendra, $23,520; Mr. Kita, $8,295; Mr. Stern, $7,102; Mr. Petrarca, $4,883; Mr. Wheeler, $3,500; and Mr. Jones, $817.

[2]	Executive officers receive a single perquisite allowance, as discussed in greater depth in the “Executive Perquisites” section of the Compensation Discussion and Analysis.

[3]	Amounts shown include payments for life insurance premiums for all named executive officers, executive physicals, if taken, and spousal travel to Board or executive meetings for business purposes.

GRANTS OF PLAN-BASED AWARDS

The table below reflects the plan-based awards made under the Combined Incentive Compensation Plan to each of the named executive officers during 2014.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)[1]	All Other Option Awards: Number of Securities Under- lying Options (#)[2]	Exercise or Base Price of Option Awards ($/Sh) ($)[3]	Grant Date Fair Value of Stock and Option Awards ($)[4]
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ajita G. Rajendra	2/10/2014	[5]	$2,423	$932,000	$1,864,000	N/A	N/A	N/A
	2/10/2014	[6]	442,500	885,000	1,770,000
	2/10/2014									51,850	$46.470	$857,672
	2/10/2014								18,450			857,372

John J. Kita	2/10/2014	[5]	866	332,990	665,980	N/A	N/A	N/A
	2/10/2014	[6]	122,500	245,000	490,000
	2/10/2014									14,450	46.470	239,023
	2/10/2014								5,150			239,321

James F. Stern	2/10/2014	[5]	806	310,143	620,286	N/A	N/A	N/A
	2/10/2014	[6]	85,000	170,000	340,000
	2/10/2014									9,950	46.470	164,587
	2/10/2014								3,550			164,969

Mark A. Petrarca	2/10/2014	[5]	592	227,715	455,430	N/A	N/A	N/A
	2/10/2014	[6]	70,000	140,000	280,000
	2/10/2014									8,300	46.470	137,294
	2/10/2014								2,950			137,087

Kevin J. Wheeler	2/10/2014	[5]	160	205,200	410,400	N/A	N/A	N/A
	2/10/2014	[6]	85,000	170,000	340,000
	2/10/2014									9,950	46.470	164,587
	2/10/2014								3,550			164,969

Paul W. Jones	2/10/2014	[5]	737	283,333	566,666	N/A	N/A	N/A
	2/10/2014	[6]	—	—	—
	2/10/2014									60,450	46.470	999,928
	2/10/2014								21,500			999,105

[1]

Shows the number of restricted stock units granted to each named executive officer in 2014 under the Combined Incentive Compensation Plan. Restricted stock units vest on February 10, 2017 (three years from grant date), except in the event of dismissal or voluntary resignation prior to vesting, if not retirement eligible. The grant date fair value of these awards was $46.470 per restricted stock unit, based upon the average of the highest and lowest price on the date of grant. Dividends on restricted stock and restricted stock units are credited to the named executive officer’s account in the Executive Supplemental Profit Sharing Plan.

[2]

Shows the number of stock options granted to each named executive officer in 2014 under the Combined Incentive Compensation Plan. Options vest and become exercisable in three equal installments. For options granted in February 2014, they partially vest beginning February 10, 2015, one year after the grant date. Vested options may be exercised within 90 days of voluntary termination.

[3]	The exercise price is the average of the highest and lowest price on the effective date of grant.

[4]

The value of the restricted stock units and stock option awards are the aggregate grant date fair value of restricted stock units and stock options granted during a year calculated in accordance with FASB ASC Topic 718.

[5]	Amounts reflect the threshold, target, and maximum awards that each named executive officer can earn under the Combined Incentive Compensation Plan for annual incentive bonus for 2014.

[6]

Amounts reflect the threshold, target and maximum awards that each named executive officer can earn under the Combined Incentive Compensation Plan as performance units for the period 2014 to 2016. Performance units have a value of $100 per unit at time of grant. The actual value of performance units is dependent upon Return on Invested Capital performance over the three-year vesting period, as more fully explained under “Compensation Discussion and Analysis – Long-Term Incentive Compensation.” Mr. Jones was not awarded performance units in 2014 due to his planned retirement.

No named executive officer at our company has an employment agreement for a specific period of time. Rather, all executives serve at the pleasure of the Board. Each named executive officer participates in the Senior Leadership Severance Plan. See the discussion entitled, “Employment Contracts, Termination of Employment and Change in Control Arrangements” for additional information.

Further, Mr. Rajendra has a pension agreement, which is reviewed in the discussion following the “Pension Benefits” Table. Otherwise, his compensation is consistent with the policies and practices discussed in the “Compensation Discussion and Analysis.”

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2014

The table below reflects all outstanding equity awards made under the Combined Incentive Compensation Plan to each of the named executive officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable[1]	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[2]	Market Value of Shares or Units of Stock That Have Not Vested ($)[3]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[3]
Ajita G. Rajendra	33,600 63,900 31,800 26,200 32,000 19,467 0	0 0 0 0 16,000 38,933 51,850	0	$11.880 9.502 13.965 21.558 22.985 34.923 46.470	02/11/18 02/09/19 02/08/20 02/07/21 02/13/22 02/11/23 02/10/24	17,200 20,800 18,450	$970,252 1,173,328 1,040,765	0	0

John J. Kita	8,200 24,000 17,333 6,200 0	0 0 8,667 12,400 14,450	0	21.558 22.058 22.985 34.923 46.470	02/07/21 05/01/21 02/13/22 02/11/23 02/10/24	9,400 6,600 5,150	530,254 372,306 290,512	0	0
James F. Stern	27,900 17,000 12,000 4,200 0	0 0 6,000 8,400 9,950	0	13.965 21.558 22.985 34.923 46.470	02/08/20 02/07/21 02/13/22 02/11/23 02/10/24	6,400 4,400 3,550	361,024 248,204 200,256	0	0
Mark A. Petrarca	9,333 3,467 0	4,667 6,933 8,300	0	22.985 34.923 46.470	02/13/22 02/11/23 02/10/24	5,000 3,600 2,950	282,050 203,076 166,410	0	0
Kevin J. Wheeler	2,800 4,000 4,667 2,667 0	0 0 2,333 5,333 9,950	0	13.965 21.558 22.985 34.923 46.470	02/08/20 02/07/21 02/13/22 02/11/23 02/10/24	2,600 2,800 3,550	146,666 157,948 200,256	0	0
Paul W. Jones	120,000 79,867 26,800 0	0 39,933 53,600 60,450	0	21.558 22.985 34.923 46.470	05/01/19 05/01/19 05/01/19 05/01/19	43,000 28,600 21,500	2,425,630 1,613,326 1,212,815	0	0

[1]

All references to shares mean shares of the company’s Common Stock. Mr. Rajendra will have the right to exercise an option for 16,000 shares at the exercise price of $22.985 on February 13, 2015; 19,466 shares at the exercise price of $34.923 on February 11, 2015; 19,467 shares at the exercise price of $34.923 on February 11, 2016; 17,283 shares at the exercise price of $46.470 on February 10, 2015; 17,284 shares at the exercise price of $46.470 on February 10, 2016; and 17,283 shares at the exercise price of $46.470 on February 10, 2017. Mr. Kita will have the right to exercise an option for 8,667 shares at the exercise price of $22.985 on February 13, 2015; 6,200 shares at the exercise price of $34.923 on February 11, 2015; 6,200 shares at the exercise price of $34.923 on February 11, 2016; 4,817 shares at the exercise price of $46.470 on February 10, 2015; 4,816 shares at the exercise price of $46.470 on February 10, 2016; and 4,817 shares at the exercise price of $46.470 on February 10, 2017. Mr. Stern will have the right to exercise an option for 6,000 shares at the exercise price of $22.985 on February 13, 2015; 4,200 shares at the exercise price of $34.923 on February 11, 2015; 4,200 shares at the exercise price of $34.923 on February 11, 2016; 3,317 shares at the exercise price of $46.470 on February 10, 2015; 3,316 shares at the exercise price of $46.470 on February 10, 2016; and 3,317 shares at the exercise price of $46.470 on February 10, 2017. Mr. Petrarca will have the right to exercise an option for 4,667 shares at the exercise price of $22.985 on February 13, 2015; 3,466 shares at the exercise price of $34.923 on

February 11, 2015; 3,467 shares at the exercise price of $34.923 on February 11, 2016; 2,767 shares at the exercise price of $46.470 on February 10, 2015; 2,766 shares at the exercise price of $46.470 on February 10, 2016; and 2,767 shares at the exercise price of $46.470 on February 10, 2017. Mr. Wheeler will have the right to exercise an option for 2,333 shares at the exercise price of $22.985 on February 13, 2015; 2,666 shares at the exercise price of $34.923 on February 11, 2015; 2,667 shares at the exercise price of $34.923 on February 11, 2016; 3,317 shares at the exercise price of $46.470 on February 10, 2015; 3,316 shares at the exercise price of $46.470 on February 10, 2016; and 3,317 shares at the exercise price of $46.470 on February 10, 2017. Mr. Jones will have the right to exercise an option for 39,933 shares at the exercise price of $22.985 on February 13, 2015; 26,800 shares at the exercise price of $34.923 on February 11, 2015; 26,800 shares at the exercise price of $34.923 on February 11, 2016; 20,150 shares at the exercise price of $46.470 on February 10, 2015; 20,150 shares at the exercise price of $46.470 on February 10, 2016; and 20,150 shares at the exercise price of $46.470 on February 10, 2017.

[2]

Mr. Rajendra will vest in 17,200 restricted stock units on February 13, 2015; 20,800 restricted stock units on February 11, 2016; and 18,450 restricted stock units on February 10, 2017. Mr. Kita will vest in 9,400 restricted stock units on February 13, 2015; 6,600 restricted stock units on February 11, 2016; and 5,150 restricted stock units on February 10, 2017. Mr. Stern will vest in 6,400 restricted stock units on February 13, 2015; 4,400 restricted stock units on February 11, 2016; and 3,550 restricted stock units on February 10, 2017. Mr. Petrarca will vest in 5,000 restricted stock units on February 13, 2015; 3,600 restricted stock units on February 11, 2016; and 2,950 restricted stock units on February 10, 2017. Mr. Wheeler will vest in 2,600 restricted stock units on February 13, 2015; 2,800 restricted stock units on February 11, 2016; and 3,550 restricted stock units on February 10, 2017. Mr. Jones will vest in 43,000 restricted stock units on February 13, 2015; 28,600 restricted stock units on February 11, 2016; and 21,500 restricted stock units on February 10, 2017.

[3]	Market value determined by the NYSE closing market price of $56.41 on December 31, 2014, the last trading day of the fiscal year.

OPTION EXERCISES AND STOCK VESTED

The following table provides information related to options exercised and stock vested for each of the named executive officers during fiscal year 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[1]
Ajita G. Rajendra	0	0	10,000	$463,450

John J. Kita	0	0	3,200	148,304

James F. Stern	0	0	23,100	1,072,632

Mark A. Petrarca	13,800	$457,531	5,400	250,263

Kevin J. Wheeler	0	0	1,600	74,152

Paul W. Jones	0	0	46,000	2,131,870

[1]	Based on NYSE closing price of the Common Stock on the vesting date.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Ajita G. Rajendra	A. O. Smith Retirement Plan Executive Supplemental Pension Plan Special Pension Arrangement	9.92	$501,313 4,054,468 1,282,878	0

John J. Kita	A. O. Smith Retirement Plan Executive Supplemental Pension Plan	26.28	1,062,890 4,122,867	0

James F. Stern	A. O. Smith Retirement Plan Executive Supplemental Pension Plan	7.59	225,915 929,885	0

Mark A. Petrarca	A. O. Smith Retirement Plan Executive Supplemental Pension Plan	15.57	451,994 1,390,388	0

Kevin J. Wheeler	A. O. Smith Retirement Plan Executive Supplemental Pension Plan	20.12	671,532 0	0

Paul W. Jones	A. O. Smith Retirement Plan Executive Supplemental Pension Plan	10.33	521,823 0	$21,289 5,920,401

We maintained a qualified defined benefit pension plan, the A. O. Smith Retirement Plan, for all eligible salaried employees. The plan provides a monthly retirement benefit at normal retirement age equal to 1.1% of five-year final average pay, plus 0.5% of five-year final average pay in excess of social security compensation multiplied by credited service up to a 40-year maximum. Average annual pay includes base salary and 50% of annual bonus. As we previously announced, benefit accruals under the A. O. Smith Retirement Plan ceased as of December 31, 2014. In its place, we provide a non-elective company contribution under the A. O. Smith Retirement Security Plan, which is our 401(k) plan.

We also maintain the A. O. Smith Corporation Executive Supplemental Pension Plan to provide benefits to an executive whose benefits in the A. O. Smith Retirement Plan are subject to limitations under the Internal Revenue Code and to take into account 100% of an executive’s annual incentive bonus. The Executive Supplemental Pension Plan provides a benefit equivalent to 1.65% of the executive’s five-year final average pay times years of credited service up to a 40-year maximum, less the benefit provided from the A. O. Smith Retirement Plan. In July, 2010, the PCC decided to continue the existing Executive Supplemental Pension Plan for all executive officers participating at that time, which includes Messrs. Rajendra, Kita, Jones, Stern, and Petrarca. Its decision, however, reduces the final retirement benefit for affected executives by the amount of the monthly benefit that is lost when the A. O. Smith Retirement Plan stopped accruing benefits on December 31, 2014. All executives hired or promoted to a qualifying position after July 2010 will not participate in the existing defined benefit Executive Supplemental Pension Plan. Instead, they will participate in a defined contribution restoration plan that will provide a 3% contribution per year of pay (base salary plus annual bonus) based on compensation above the Internal Revenue Service limit. Mr. Wheeler participates in the A. O. Smith Executive Restoration Plan.

The normal retirement age under the A. O. Smith Retirement Plan and the Executive Supplemental Pension Plan is 66 for Messrs. Jones and Rajendra; for Messrs. Kita, Stern, Petrarca and Wheeler, the normal retirement age is 67. Each plan provides for early retirement as early as age 57 and 10 years of service but with reductions in the normal retirement benefit. The reductions for benefits provided by the A. O. Smith Retirement Plan are equal to 6.67% per year between the age at retirement and the executive’s normal retirement age less three years (also called the unreduced retirement age). Messrs. Rajendra and Kita are currently eligible for early retirement. If an executive retires early, the single lump-sum amount to be paid from the Executive Supplemental Pension Plan is calculated based upon the unreduced benefit commencing at the unreduced retirement age discounted for interest between the unreduced retirement age and executive’s age at early retirement using the after-tax yield on the Barclays Capital U.S. Corporate Index. Executives terminating before age 57 and 10 years of service with a vested benefit receive a single lump-sum amount from the Executive Supplemental Pension Plan calculated in the same manner as for early retirement except the benefit is based upon the unreduced benefit commencing at the executive’s normal retirement age, discounted for interest between the executive’s normal retirement age and the executive’s age at termination.

The “Present Value of Accumulated Benefit” set forth in the table above is based on assumptions and valuation dates that are the same as those used for the valuation of pension liabilities as set forth in most recent annual report. Retirement age under the A. O. Smith Retirement Plan and the Executive Supplemental Pension Plan is assumed to be the earliest age that an executive can retire with an unreduced benefit, which is age 63 for Mr. Rajendra and age 64 for Messrs. Kita, Stern, Petrarca and Wheeler. Mr. Jones retired in 2014. Post-retirement mortality rates are based on the RP 2014 Healthy Annuitant Mortality Table, including generational improvements using scale MP2014. The assumption is made that there is no probability of pre-retirement death or termination by any other cause.

The A. O. Smith Retirement Plan pays benefits in the form of a single life retirement annuity. Optional forms of annuity payment are available on an actuarially equivalent basis. The retirement benefit under the Executive Supplemental Pension Plan is paid as a single lump-sum to the executive upon retirement. The lump-sum amount is calculated by determining the amount necessary (including a tax gross-up for the tax liability attributable to the lump-sum payment) to purchase a commercial annuity that will provide an after-tax monthly amount equivalent to the after-tax amount the executive would receive if the monthly pension would be paid directly by us. To calculate the “Present Value of Accumulated Benefits” for the benefit under the Executive Supplemental Pension Plan, assumptions are made regarding the executive’s tax rate at retirement and post retirement tax rate and a lump-sum interest rate obtained by surveying various annuity companies (currently 2.5%). As an offset to a portion of the lump sum payment obligation to the executive, we may transfer life insurance policies to the executive valued at the cash surrender value of the life insurance policies.

We do not have a policy to grant extra years of service. One named executive has a special arrangement negotiated upon his employment with us. After completion of 10 years of service, Mr. Rajendra will be eligible for a payment of $7,083 per month paid as a straight life annuity. Mr. Rajendra’s benefit is in addition to the benefits provided by the A. O. Smith Retirement Plan and the Executive Supplemental Pension Plan. This agreement was granted in order to compensate Mr. Rajendra for benefits forfeited from his prior employer upon termination.

NONQUALIFIED DEFERRED COMPENSATI ON

Name	Executive Contributions in 2014 ($)	Registrant Contributions in 2014 ($)[1]	Aggregate Earnings in 2014 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2014 ($)
Ajita G. Rajendra	0	$54,773	$(32,471)	0	$306,437

John J. Kita	0	20,693	4,572	0	383,110

James F. Stern	0	38,775	8,346	0	191,123

Mark A. Petrarca	0	12,181	8,556	0	182,705

Kevin J. Wheeler	$22,600	17,968	18,062	0	152,254

Paul W. Jones	0	60,352	63,272	$1,122,507	59,535

[1]

Includes the following company contributions under the A. O. Smith Nonqualified Deferred Compensation Plan for 2014, which are also reported in the “Summary Compensation Table”: Mr. Rajendra, $23,520; Mr. Kita, $8,295; Mr. Stern, $7,102; Mr. Petrarca, $4,883; Mr. Wheeler, $3,500; and Mr. Jones, $817.

Each executive has an account in the A. O. Smith Nonqualified Deferred Compensation Plan, which each year is credited with supplemental company contributions and notional dividend equivalents on restricted stock and restricted stock units. The executive’s account is a bookkeeping entry only. Amounts credited to the executive’s account are credited with gains and losses each month based on the executive’s crediting election. The crediting election is used to designate the investment fund(s) as the basis for calculating the rate of return equivalent for the executive’s account. The current funds available for a crediting election are: Principal Global Investors Money Market Division, PIMCO VIT Total Return Division, Principal LifeTime 2010 Division, Principal LifeTime 2020 Division, Principal LifeTime 2030 Division, Principal LifeTime 2040 Division, Principal LifeTime 2050 Division, Principal LifeTime 2060 Division, Principal LifeTime Strategic Income Division, Vanguard VIF Balanced Division, Edge Asset Management, Inc. Equity Income Division, MFS VIT Growth Division, Vanguard VIF Equity Index Division, American Century VP Mid Cap Value Division, Delaware VIP Small Cap Value Division, Janus Aspen Enterprise Division, Templeton Foreign VIP Division, and A. O. Smith Stable Value Fund.

The Nonqualified Deferred Compensation Plan also allows executives to defer payment of all or a part of their base salary, annual incentive bonus or restricted stock units to a future date. Deferred amounts are credited to the executive’s account in the Nonqualified Deferred Compensation Plan, and gains and losses on the deferred amounts are credited in the same manner as described above for supplemental company contributions and notional dividend equivalents, except that deferrals of restricted stock units are deemed invested in shares of our Common Stock for purposes of determining gains and losses, and dividend equivalents on such restricted stock units are credited in the form of additional restricted stock units. For 2014, none of the named executives has elected to defer any of his salary, annual incentive bonuses, or restricted stock units.

Executives are eligible to receive payment of amounts in their accounts under the Nonqualified Deferred Compensation Plan beginning upon termination of employment (six months after termination in the case of the amounts credited to accounts on or after January 1, 2005).

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT

AND CHANGE IN CONTROL ARRANGEMENTS

We have a Senior Leadership Severance Plan (the “Severance Plan”), in which all of the named executive officers participate. The Board implemented the Severance Plan to establish financial protection for our executives upon various employment termination scenarios, including a change in control of our company. We believe the Severance Plan assists in retention of executives and provides a more attractive compensation package when recruiting key talent. Furthermore, instead of negotiating individual separation arrangements upon a termination, the Board can ensure consistent and equitable treatment for all executives through the Severance Plan.

The Severance Plan provides that each named executive officer will receive severance benefits upon a “Qualifying Termination” and provides for vesting of certain equity awards upon a “Change in Control.” Under the Severance Plan:

•	A “Qualifying Termination” is an involuntary termination of employment without “Cause” or a voluntary termination of employment with “Good Reason.”

•

“Cause” means any of the following: conviction or plea of nolo contendere to a felony or crime involving moral turpitude; the executive’s willful and continuing refusal to substantially perform his duties; the executive engages in conduct that constitutes willful gross neglect or willful gross misconduct, or any other material breach of the Confidentiality and Loyalty Agreement by the executive.

•

“Good Reason” means any of the following, without the executive’s consent: our company materially reduces the executive’s base salary; our company requires the executive to be based at a location in excess of 50 miles from his principal job location; material diminution in the executive’s title, authority, duties or responsibilities; the failure of our company or its business unit, as applicable, to obtain the written commitment of a purchaser of substantially all assets of our company or the business unit, to be bound to the terms of the Severance Plan; or any action or inaction by our company that constitutes a material breach of the Severance Plan.

•

A “Change in Control” is deemed to have occurred upon: the acquisition of 50% or more of our company’s or relevant business unit’s capital stock entitled to vote in the election of directors (other than acquisitions by certain members of the Smith family); a majority of the members of the Board of Directors of our company as of August 1, 2009 (or succeeding directors elected or nominated by 2/3 of the existing directors) ceasing to be continuing directors at any time; or the consummation of a reorganization, merger, or consolidation resulting in a change in ownership with respect to 50% or more of the relevant entity’s voting securities, or a sale or other disposition of more than 40% of our company’s or the relevant business unit’s assets.

In order to be covered by the Severance Plan, named executive officers must sign a noncompete, nonsolicitation, assignment of inventions, and confidentiality agreement. In order to receive severance benefits, the named executive officers must sign a release of all claims against our company and its affiliates.

The Severance Plan had an irrevocable term through July 31, 2013, and automatically renews for successive one-year periods. The Plan will automatically renew for two years upon a Change in Control.

In the event of a Qualifying Termination, Mr. Rajendra will receive 24 months of continuation of pay. Messrs. Kita, Stern, Petrarca and Wheeler will receive continuation of pay for 18 months. Mr. Jones was not evaluated due to his retirement. The continuation of pay will be equal to the executive’s annual salary and target bonus during the year of termination. Each named executive officer will also receive within 2 1/2 months after the end of the year in which the termination occurred a lump-sum payment of the actual bonus based on performance that would have been payable for the year of termination adjusted on a pro-rata basis based on days employed during the bonus plan year. Each named executive officer will also receive medical benefit continuation and outplacement (capped at 25% of the executive’s annual base salary) through the Severance Period (the period during which the executive receives salary continuation).

Upon a Qualifying Termination without a Change in Control, long-term incentive awards are treated as follows: (i) any unvested or unearned long-term incentive awards that were granted during the calendar year of the termination date will be forfeited; (ii) unvested stock options become vested on a pro-rata basis; (iii) unvested shares of restricted stock and unvested restricted stock units that vest solely on the passage of time that were granted in any calendar year before the termination become vested on a pro-rata basis; and (iv) unearned performance shares and performance units, and unearned shares of restricted stock and restricted stock units that vest based on the achievement of performance goals will be paid at the end of the actual performance period on a pro-rata basis based on actual performance.

Upon a Qualifying Termination within two years following a Change in Control, the named executive officers will be eligible for an enhanced benefit. The named executive officers, other than Mr. Rajendra, will receive a lump-sum severance payment equal to 15 months of base salary and target bonus, and a lump-sum payment equal to 9 months of base pay and target bonus in consideration for the noncompete provisions. Mr. Rajendra will receive a lump-sum payment equal to 24 months of base salary and target bonus, and a lump-sum payment equal to 12 months of base pay and target bonus in consideration for the noncompete provisions. Each named executive officer will also receive a lump-sum payment of the target bonus that would have been payable for the year of termination adjusted on a pro-rata basis based on days employed during the bonus plan year. The named executive officers also will be eligible to receive continued medical and outplacement benefits during the Severance Period.

Furthermore, upon a Change in Control, long-term incentive awards are treated as follows: (i) unvested stock options become fully vested; (ii) unvested shares of restricted stock and unvested restricted stock units that vest solely on the passage of time become fully vested; and (iii) unearned performance shares and performance units, and unearned shares of restricted stock and restricted stock units that vest based on the achievement of performance goals are paid out at the target amount, adjusted on a pro-rata basis based on the time the executive was employed during the relevant performance period. However, if the Change in Control is the result of a sale of our company’s or a relevant business unit’s assets, then the executive will only receive such treatment with respect to his long-term incentive awards if the executive experiences a Qualifying Termination within 24 months of such Change in Control.

The company will reimburse the named executive officer for excise tax liability resulting from payments received in connection with his or her termination following a Change in Control if the executive’s Parachute Payments (as defined under Internal Revenue Code Section 280G) exceed the officer’s safe harbor (as defined under Internal Revenue Code Section 280G) by more than 10 percent. The company will cap the executive’s total payment if his or her total net benefit is less than 110 percent of the executive’s respective safe harbor amount, which we refer to as “Effect of Modified Gross-up Provision” in the table below.

Set forth below are tables showing payments and benefits to each named executive officer upon a Qualifying Termination or a Change in Control and a Qualifying Termination under the Severance Plan.

We list the estimated amount of compensation payable to each of our named executive officers in each situation in the tables below assuming that a Qualifying Termination or Change in Control and Qualifying Termination occurred at December 31, 2014, and that our Common Stock had a value of $56.41, which was the closing market price for our Common Stock on December 31, 2014. The actual amount of payments and benefits can only be determined at the time of such a Qualifying Termination or Change in Control, and therefore the actual amounts would vary from the estimated amounts in the tables below.

Payments Resulting From A Qualifying Termination

December 31, 2014

Name	Severance	Pro-rata Bonus[1]	Stock Options	Restricted Stock Units	Performance Units[2]	Medical Coverage[3]	Outplacement[4]	Total
Ajita G. Rajendra	$3,728,000	$1,261,000	$3,754,088	$3,184,345	$1,220,200	$918	$233,000	$13,381,551

John J. Kita	1,244,985	451,000	1,253,460	1,193,072	614,500	18,173	124,250	4,899,440

James F. Stern	1,159,565	420,000	561,532	492,647	351,600	18,173	115,725	3,119,242

Mark A. Petrarca	940,823	308,000	453,936	390,483	272,200	18,173	99,875	2,483,490

Kevin J. Wheeler	847,800	219,000	307,186	235,042	136,200	23,843	90,000	1,859,071

[1]	Upon a Qualifying Termination or retirement, pro-rata bonus is based upon actual performance. The amounts in the table are based on the actual bonus for 2014.

[2]

Upon a Qualifying Termination, payout is based upon actual performance. The amounts in the table assume the 2012-2015 award will pay out at 175.5% of target and awards for other performance periods will pay out at target.

[3]	Calculated based on the employer-paid portion of medical and dental insurance for the Severance Period.

[4]	Calculated at the maximum under the Severance Plan, 25% of the named executive officer’s base salary.

Payments Resulting From A Change In Control

And Qualifying Termination Of Employment

December 31, 2014

Name	Severance	Pro-rata Bonus	Stock Options	Restricted Stock Units	Performance Units	Medical Coverage[1]	Outplace- ment[2]	Effect of Modified Gross-up Provision[3]	Excise Tax Gross-up	Total
Ajita G. Rajendra	$5,592,000	$932,000	$1,886,764	$3,184,345	$1,204,600	$1,377	$233,000	$0	$5,717,448	$18,751,534

John J. Kita	1,659,980	332,990	699,766	1,193,072	461,700	24,230	124,250	0	0	4,495,988

James F. Stern	1,546,086	310,143	479,944	561,900	318,300	24,230	115,725	0	0	3,356,328

Mark A. Petrarca	1,254,430	227,715	387,487	447,670	256,700	24,230	99,875	0	0	2,698,107

Kevin J. Wheeler	1,130,400	205,200	291,492	299,424	136,200	31,790	90,000	0	662,255	2,846,761

[1]	Calculated based on the employer paid portion of medical and dental insurance for the Severance Period.

[2]	Calculated at the maximum under the Severance Plan, 25% of the named executive officer’s base salary.

[3]	Reflects the amount by which payments to an executive will be reduced so that the executive is not required to pay excise tax.

The A. O. Smith Combined Incentive Compensation Plan allows executives who retire to continue to vest stock options, restricted stock units and performance awards on their original vesting schedule. Upon an executive’s retirement, outstanding stock options receive an accelerated expiration of the earlier of the original expiration date or five years from the date of retirement. A retiring executive is entitled to receive a pro-rata portion of performance units based on the period of his employment during the three-year performance period based on achievement of the performance goals. A retiring executive is also entitled to receive a pro-rata portion of annual incentive compensation, based on his period of employment during the performance period and actual performance achieved.

Please refer to the “Pension Benefits” and “Nonqualified Deferred Compensation” Tables above and related narrative for additional information on the present value of accumulated benefits for our continuing named executive officers and for the amount of distribution to Mr. Jones upon his retirement.

In addition, each of our named executive officers is provided life insurance as discussed in the section, “Executive Life Insurance.” The death benefits payable as of December 31, 2014, are: $3,796,000 for Mr. Rajendra; $1,491,000 for Mr. Kita; $1,388,700 for Mr. Stern; $1,198,500 for Mr. Petrarca; and $1,080,000 for Mr. Wheeler. The death benefits payable after retirement are: $932,000 for Mr. Rajendra; $497,000 for Mr. Kita; $462,900 for Mr. Stern; $399,500 for Mr. Petrarca; and $360,000 for Mr. Wheeler. We transferred to Mr. Jones the ownership of the post-retirement policy equivalent to one times his pre-retirement base salary of $850,000 effective November 1, 2014.

REPORT OF THE PERSONNEL AND COMPENSATION COMMITTEE

The Committee has reviewed and discussed the foregoing “Compensation Discussion and Analysis” with management. Based on the Committee’s review and discussion with management, the Committee has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2014.

Ronald D. Brown, Chairperson

William P. Greubel, Committee Member

Mathias F. Sandoval, Committee Member

Bruce M. Smith, Committee Member

ADVISORY VOTE TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Securities Exchange Act of 1934, we are asking our stockholders to vote, on a nonbinding advisory basis, on a resolution approving the compensation of our named executive officers, as disclosed pursuant to the executive compensation disclosure rules of the SEC, including in the “Compensation Discussion and Analysis” section and the accompanying compensation tables and narrative discussion contained in this Proxy Statement.

As we describe in detail in the “Compensation Discussion and Analysis” section and the accompanying compensation tables and narrative discussion contained in this Proxy Statement, we have designed our executive compensation programs to drive our long-term success and increase stockholder value. We utilize our executive compensation programs to provide competitive compensation that will attract and retain our named executive officers, encourage our named executive officers to perform at their highest levels by linking compensation with financial and performance milestones, and directly align our executive compensation with stockholders’ interests through the use of equity-based incentive awards.

The Personnel and Compensation Committee has overseen the development and implementation of our executive compensation programs in line with these core compensation principles. The Personnel and Compensation Committee also continuously reviews, evaluates and updates our executive compensation programs to help ensure that we provide competitive compensation that motivates our named executive officers to perform at their highest levels, while increasing long-term value to our stockholders. With these core compensation principles in mind, the Personnel and Compensation Committee took the following compensation actions in 2014 to align our programs with stockholder interests:

•	maintained the structure of our compensation programs and incentive awards generally to provide compensation at targeted levels based on benchmark studies;

•	conducted an annual risk assessment with respect to our executive compensation program; and

•	maintained the maximum cap in our annual incentive compensation plan at 200% of target, which aligns with market practices and rewards management for building extraordinary value for stockholders.

We believe the Personnel and Compensation Committee’s compensation actions, like those described above, demonstrate our continued commitment to align our executive compensation with stockholders’ interests, while providing competitive compensation to attract, motivate and retain our named executive officers and other key talent. We will continue to review and adjust our executive compensation programs with these goals in mind to help ensure the long-term success of our company and generate increased long-term value to our stockholders.

The Board of Directors requests the support of our stockholders for the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis” section and the accompanying compensation tables and narrative discussion in this Proxy Statement. This advisory vote on the compensation of our named executive officers gives our stockholders another means to make their opinions known on our executive compensation programs. For the reasons we discuss above, the Board recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including in the ‘Compensation Discussion and Analysis’ section and compensation tables and narrative discussion contained in this Proxy Statement.”

This vote on the compensation of our named executive officers is advisory and not binding on us, our Board of Directors or the Personnel and Compensation Committee. Although the outcome of this advisory vote on the compensation of our named executive officers is nonbinding, the Personnel and Compensation Committee and the Board of Directors will review and consider the outcome of this vote when making future compensation decisions for our named executive officers.

REPORT OF THE AUDIT COMMITTEE

The primary responsibility of the Audit Committee is to oversee our financial reporting process on behalf of the Board, to oversee the activities of our internal audit function, to appoint the independent registered public accounting firm, and to report the results of the Committee’s activities to the Board. Management has the primary responsibility for the financial statements and reporting process, including the systems of internal control, and Ernst & Young LLP (the independent registered public accounting firm) is responsible for auditing and reporting on those financial statements and our internal control structure. The Committee reviewed and discussed with management and the independent registered public accounting firm our audited financial statements as of and for the year ended December 31, 2014.

During 2014, the Audit Committee conducted eleven meetings, four of which were in person and seven of which were telephonic. The Committee chairperson and other members of the Committee each quarter reviewed and commented on the earnings news release and interim financial statements contained in SEC Form 10-Qs, and met and discussed our draft Annual Report on SEC Form 10-K with the chief financial officer, general counsel, controller, and independent registered public accounting firm prior to filing and public release. The Committee also surveyed the Board and management and, as part of the company’s Enterprise Risk Management (ERM) program, identified specific risk topics that the Committee directed be addressed in presentations to the Board, including cybersecurity risk. In addition, the Committee reviewed and ratified its Charter.

The Committee discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16 and Rule 2-07 of SEC Regulation S-X. Both the director of internal audit and the independent registered public accounting firm have direct access to the Audit Committee at any time on any issue of their choosing, and the Committee has the same direct access to the director of internal audit and the independent registered public accounting firm. The Committee met with the director of internal audit and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

The Committee received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with Audit Committees concerning independence. In addition, the Committee considered the compatibility of non-audit services with the independent registered public accounting firm’s independence. The Audit Committee has adopted procedures for pre-approving all audit and non-audit services provided by the independent registered public accounting firm. These procedures include reviewing and approving a budget for audit and permitted non-audit services. Audit Committee approval is required to exceed the amount of the budget for a particular category of non-audit services. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee. The Audit Committee concluded the provision of the non-audit services is compatible with maintaining the independent registered public accounting firm’s independence.

During the fiscal year ended December 31, 2014, Ernst & Young LLP was employed principally to perform the annual audit and to render tax services. Fees paid to Ernst & Young LLP for each of the last two fiscal years are listed in the following table:

	Year Ended December 31
	2014	2013
Audit Service Fees	$1,191,000	$1,000,000
Audit Related Fees	4,200	3,300
Tax Fees	15,050	127,775

Total Fees	$1,210,250	$1,131,075

Audit fees consist of fees for the annual audit of our company’s financial statements and internal controls over financial reporting, reviews of financial statements included in our Form 10-Q and 10-K filings, statutory audits for certain of our company’s foreign locations and other services related to regulatory filings.

Audit related fees are principally fees for accounting consultations. Tax fees consist primarily of tax consulting services.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC. The Committee appointed Ernst & Young LLP as our independent registered public accounting firm for fiscal 2014, subject to stockholder ratification, and preliminarily approved its estimated fees for first and second quarter reviews, audit related, and tax services.

Gene C. Wulf, Chairperson

Gloster B. Current, Jr., Committee Member

Mark D. Smith, Committee Member

Idelle K. Wolf, Committee Member

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors of our company has appointed Ernst & Young LLP as our company’s independent registered public accounting firm for 2015. Representatives of Ernst & Young LLP have been invited to be present at the 2015 Annual Meeting of Stockholders to provide a statement and respond to stockholder questions. Although not required to be submitted to a vote of the stockholders, the Board of Directors believes it appropriate to obtain stockholder ratification of the Audit Committee’s action in appointing Ernst & Young LLP as our independent registered public accounting firm. The Board of Directors has itself ratified the Audit Committee’s action. Should such appointment not be ratified by the stockholders, the Audit Committee will reconsider the matter. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interest of our company and our stockholders.

REPORT OF THE NOMINATING AND GOVERNANCE COMMITTEE

The Nominating and Governance Committee met three times during the year. The Committee monitored the status of legislation and related SEC regulations impacting corporate governance. The Committee also reviewed the process implemented by the Board and each Board Committee to review best practices and how they addressed risk oversight. In addition, the Committee reviewed a governance best practice or SEC topic at each of its meetings. Further, the Committee reviewed and revised its Charter, which provides that the Committee is responsible for the nomination of directors, review of director independence and compensation committee consultant independence, review of compensation to be paid to directors and our company’s corporate governance practices, especially in light of SEC and NYSE rules. The Charter is posted on our website; the address of the website is www.aosmith.com. The Committee also reviewed continuing education opportunities for the directors.

As part of its responsibilities, the Committee monitored our corporate governance. It recommended to the Board of Directors updates to the Corporate Governance Guidelines, which the Board adopted. The Committee verified that all Committees’ Charters were in place and were reviewed by the Committees. It reviewed our code of business conduct, called the “Guiding Principles,” as well as our financial code of ethics, officers’ outside board memberships, minimum qualifications for directors, the process and procedure for stockholder recommendation of director candidates and stockholder communications with the Board, which the Board previously adopted. These and other corporate governance documents, including Committees’ Charters, are available via our website. No waivers were sought or granted from our code of conduct.

The Committee also is responsible for reviewing director compensation. The committee recommended one change in director compensation in 2014, to increase the directors’ stock retainer from $94,000 to $110,000, which became effective following the April, 2014 stockholders’ meeting.

The Committee reviewed Board Committee member qualifications and independence and made recommendations to the Board on member appointments to Committees. The Committee reviewed the Board’s Committee structure and operations and reported to the Board regarding them. Further, the Committee reviewed the independence of compensation consultants and made recommendations to the Personnel and Compensation Committee as to their independence.

The Committee also conducted an evaluation of its performance and oversaw the evaluation process to ensure that the Board and each of the other Committees performed its own self-evaluation and reported on it to the Board of Directors. The directors also evaluated the performance of each of their fellow directors.

William P. Greubel, Chairperson

Ronald D. Brown, Committee Member

Mathias F. Sandoval, Committee Member

Bruce M. Smith, Committee Member

DATE FOR STOCKHOLDER PROPOSALS

Proposals of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 intended to be presented at the 2016 Annual Meeting of Stockholders must be received by us no later than November 6, 2015, to be considered for inclusion in our proxy materials for the 2016 meeting. If a stockholder who otherwise desires to bring a proposal before the 2016 meeting does not notify us of its intent to do so on or before January 20, 2016, then the proposal will be untimely, and the proxies will be able to vote on the proposal in their discretion.

March 5, 2015

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945
A. O. SMITH CORPORATION ANNUAL MEETING OF STOCKHOLDERS Tuesday, April 14, 2015 8:00 a.m. Eastern Daylight Time A. O. SMITH MCBEE PLANT 25589 Highway 1 McBee, South Carolina 29101

Important Notice Regarding the Availability of Proxy Materials for the Stockholders
Meeting to be Held on April 14, 2015.

Notice is hereby given that the Annual Meeting of Stockholders of A. O. Smith Corporation will be held at 25589 Highway 1, McBee, South Carolina on Tuesday, April 14, 2015, at 8:00 a.m. Eastern Daylight Time.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement and Annual Report are available at www.proxydocs.com/aos

If you want to receive a paper copy or an e-mail with links to the electronic materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before April 2, 2015, to facilitate timely delivery.

Matters intended to be acted upon at the meeting are listed below.

The Board of Directors recommends that you vote FOR the following proposals:

1.	Election of our Directors

2.	Approval, by nonbinding advisory vote, compensation of our named executive officers

3.	Ratify appointment of Ernst & Young LLP as our independent registered public accounting firm

THIS IS NOT A FORM FOR VOTING

You may immediately vote your proxy on the Internet at:

www.proxypush.com/aos

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CDT) on April 13, 2015.
•	Please have this Notice and the last four digits of your Social Security Number or Tax Identification Number available. Follow the instructions to vote your proxy.

Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card.

To request paper copies of the proxy materials, which include the Proxy Card,

Proxy Statement and Annual Report, please contact us via:

Internet/Mobile - Access the Internet and go to www.investorelections.com/aos. Follow the instructions to log in, and order copies.

Telephone - Call us free of charge at 866-870-3684 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies.

Email - Send us an email at paper@investorelections.com with “aos Materials Request” in the subject line. The email must include:
• The 11-digit control # located in the box in the upper right-hand corner on the front of this Notice.
• Your preference to receive printed materials via mail -or- to receive an email with links to the electronic materials.
• If you choose email delivery, you must include the email address.

•    If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” and include the last 4 digits of your Social Security or Tax Identification number in the email.

Important Information about the Notice of Proxy Materials

This Notice Regarding the Online Availability of Proxy Materials (Notice) is provided to stockholders in place of the printed materials for the upcoming Stockholders Meeting.

Information about the Notice:

In 2007, the Securities and Exchange Commission adopted a voluntary rule permitting Internet-based delivery of proxy materials. Companies can now send Notices, rather than printed proxy materials to shareholders. This may help lower mailing, printing and storage costs for the company, while minimizing environmental impact. This Notice contains specific information regarding the meeting, proposals and the Internet site where the proxy materials may be found.

To view the proxy materials online:

Please refer to the instructions in this Notice on how to access and view the proxy materials online, including the Proxy Card, Annual Report and Proxy Statement.

To receive paper copies of the proxy materials:

Please refer to the instructions in this Notice on how to request hard copies of proxy materials via phone, email or Internet.

Directions to Annual Meeting of Stockholders on April 14, 2015:

Location:	A. O. Smith Corporation 25589 Highway 1 McBee, South Carolina 29101

Directions:	From Columbia, South Carolina: Take Interstate 20 East to U.S. Highway 15 (Hartsville/Bishopville). Exit U.S. Highway 15 North to State Highway 151. Take State Highway 151 West to U.S. Highway 1, then U.S. Highway 1 East to the McBee plant.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Please have available the
Control Number located at the top of this page,
along with the last four digits of your Social Security
Number or Tax Identification Number.

Your phone or Internet vote authorizes the named
proxies to vote your shares in the same manner as if
you marked, signed and returned your Proxy Card.

INTERNET/MOBILE –www.proxypush.com/aos
Use the Internet to vote your proxy until 12:00 p.m. (CDT) on April 13, 2015.

PHONE – 1-866-883-3382
Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CDT) on April 13, 2015.

MAIL – Mark, sign and date your Proxy Card and return it in the postage-paid envelope provided or return it to A. O. SMITH CORPORATION, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

IF YOU VOTE BY INTERNET OR TELEPHONE, PLEASE DO NOT MAIL YOUR PROXY CARD.

ò Please detach here. ò

A. O. SMITH CORPORATION 2015 ANNUAL MEETING

PROXY - COMMON STOCK

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.

1.	Election of directors:	01	Gloster B. Current, Jr.	03	Idelle K. Wolf	☐ Vote FOR	☐ Vote WITHHOLD
		02	William P. Greubel	04	Gene C. Wulf	all nominees	from all nominees
						(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Proposal to approve, by nonbinding advisory vote, the compensation of our named executive officers:					☐ For	☐ Against	☐ Abstain

3.	Proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the corporation:					☐ For	☐ Against	☐ Abstain

Directors recommend a vote FOR proposals 1, 2, and 3.
						Date

Address change? Mark Box			☐	I plan to attend meeting. ☐
Indicate changes below:

						Signature(s) in Box
						Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, April 14, 2015

8:00 a.m. Eastern Daylight Time

A. O. Smith McBee Plant

25589 Highway 1

McBee, South Carolina 29101

A. O. SMITH CORPORATION

PROXY - COMMON STOCK

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints AJITA G. RAJENDRA, JOHN J. KITA and JAMES F. STERN, or any one of them, with full power of substitution, as proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of A. O. Smith Corporation to be held on April 14, 2015, at 8:00 a.m. Eastern Daylight Time, at the A. O. Smith McBee Plant, 25589 Highway 1, McBee, South Carolina 29101, or at any adjournment thereof, and there to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned.

If no direction is made, this proxy will be voted FOR proposals 1, 2, and 3.

PLEASE VOTE BY INTERNET OR TELEPHONE OR MARK, SIGN, DATE

AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

See reverse for voting instructions.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Please have available the
Control Number located at the top of this page,
along with the last four digits of your Social Security
Number or Tax Identification Number.

Your phone or Internet vote authorizes the named proxies
to vote your shares in the same manner as if you marked,
signed and returned your Proxy Card.

INTERNET/MOBILE –www.proxypush.com/aos
Use the Internet to vote your proxy until 12:00 p.m. (CDT) on April 13, 2015.

PHONE – 1-866-883-3382
Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CDT) on April 13, 2015.

MAIL – Mark, sign and date your Proxy Card and return it in the postage-paid envelope provided or return it to A. O. SMITH CORPORATION, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

IF YOU VOTE BY INTERNET OR TELEPHONE, PLEASE DO NOT MAIL YOUR PROXY CARD.

ò Please detach here. ò

A. O. SMITH CORPORATION 2015 ANNUAL MEETING

PROXY - CLASS A COMMON STOCK

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.

1.	Election of directors:	01	Ronald D. Brown	04	Mathias F. Sandoval	☐ Vote FOR	☐ Vote WITHHOLD
		02	Paul W. Jones	05	Bruce M. Smith	all nominees	from all nominees
		03	Ajita G. Rajendra	06	Mark D. Smith	(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Proposal to approve, by nonbinding advisory vote, the compensation of our named executive officers:					☐ For	☐ Against	☐ Abstain

3.	Proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the corporation:					☐ For	☐ Against	☐ Abstain

Directors recommend a vote FOR proposals 1, 2, and 3.
						Date

Address change? Mark Box			☐	I plan to attend meeting. ☐
Indicate changes below:

						Signature(s) in Box
						Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, April 14, 2015

8:00 a.m. Eastern Daylight Time

A. O. Smith McBee Plant

25589 Highway 1

McBee, South Carolina 29101

A. O. SMITH CORPORATION

PROXY – CLASS A COMMON STOCK

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints AJITA G. RAJENDRA, JOHN J. KITA and JAMES F. STERN, or any one of them, with full power of substitution, as proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of A. O. Smith Corporation to be held on April 14, 2015, at 8:00 a.m. Eastern Daylight Time, at the A. O. Smith McBee Plant, 25589 Highway 1, McBee, South Carolina 29101, or at any adjournment thereof, and there to vote all shares of Class A Common Stock which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned.

If no direction is made, this proxy will be voted FOR proposals 1, 2, and 3.

PLEASE VOTE BY INTERNET OR TELEPHONE OR MARK, SIGN, DATE

AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

See reverse for voting instructions.